UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.   )

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Better Home & Finance Holding Company
(Name of Registrant as Specified in Its Charter)

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Notice of 2024 Annual Meeting of Stockholders
and Proxy Statement

Better.com	3 World Trade Center, 57th Floor New York, NY 10007
Dear Fellow Stockholders,

On behalf of the Board of Directors of Better Home & Finance Holding Company, I am pleased to invite you to attend the 2024 annual meeting of stockholders of Better Home & Finance Holding Company (the "2024 Annual Meeting"), to be held on Tuesday, June 4, 2024, at 12:00 p.m., Eastern Time. Our 2024 Annual Meeting will be a ‘‘virtual meeting’’ conducted exclusively online via the Internet at www.virtualshareholdermeeting.com/BETR2024.
The Notice of 2024 Annual Meeting of Stockholders and Proxy Statement on the following pages describe the matters to be presented at the 2024 Annual Meeting. Details regarding how to attend the meeting and the business to be conducted at the 2024 Annual Meeting are more fully described in the Notice of 2024 Annual Meeting of Stockholders and Proxy Statement.
Your vote is very important. Whether you plan to attend and participate in the 2024 Annual Meeting, please be sure to vote. Voting instructions can be found on page 39 of the Proxy Statement.
On behalf of the Board of Directors and the management team, thank you for your ongoing support of and continued interest in Better Home & Finance.
Sincerely,
Harit Talwar
Chairman of the Board of Directors
April 22, 2024

Notice of 2024 Annual Meeting of Stockholders
The board of directors (the "Board") of Better Home & Finance Holding Company ("we", "us", "our", "Better", "Better Home & Finance" or the "Company") is soliciting proxies to be used at the 2024 annual meeting of stockholders (the "2024 Annual Meeting") to be held on the following date, at the following time and to be conducted in a "virtual meeting" format exclusively online, and with the following record date:
Time and Date:    Tuesday, June 4, 2024, at 12:00 p.m., Eastern Time
Internet Link:    www.virtualshareholdermeeting.com/BETR2024
Record Date:    April 8, 2024
Stockholders will be able to examine a list of stockholders entitled to vote at the 2024 Annual Meeting on the virtual meeting website during the meeting or at our offices at 3 World Trade Center, 175 Greenwich Street, New York, New York 10007 during ordinary business hours for a period of 10 days prior to the 2024 Annual Meeting for any purpose germane to the meeting. The following proposals will be voted on during the 2024 Annual Meeting:

Proposals
1	Election of the seven nominees identified in the accompanying Proxy Statement to serve as directors until the next annual meeting of stockholders
2
Approval of one or more amendments to the Company's Amended and Restated Certificate of Incorporation to effect one or more reverse stock splits of the Company’s Class A Common Stock, Class B Common Stock and Class C Common Stock at a ratio ranging from any whole number between 1-for-2 and 1-for-100 and in the aggregate not more than 1-for-100, inclusive, as determined by the Board in its discretion, subject to the Board's authority to abandon such amendments

3	Approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to permit for officer exculpation to the extent permitted under Delaware law
4	Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2024
5	Transaction of any other business that may properly be brought before the 2024 Annual Meeting

☑	The Board of Directors recommends that stockholders vote FOR the election of each of the director nominees and FOR each of Proposals 2, 3 and 4

Who Can Vote
Only holders of record of our Class A common stock, par value $0.0001 per share (“Class A Common Stock”), and Class B common stock, par value $0.0001 per share (“Class B Common Stock”), at the close of business on April 8, 2024, will be entitled to vote at the 2024 Annual Meeting. You may vote with respect to the matters described in the Proxy Statement by following the instructions set forth in the Notice of Internet Availability of Proxy Materials (the “Notice”) or through the procedures described in the Proxy Statement.
Date of Mailing
The Proxy Statement and accompanying materials were filed with the U.S. Securities and Exchange Commission on, and we expect to first send the Notice to stockholders on or about, April 22, 2024.
Paula Tuffin
General Counsel, Chief Compliance Officer and Secretary
New York, New York
April 22, 2024

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held June 4, 2024
The Notice of the 2024 Annual Meeting and Proxy Statement and the 2023 Annual Report to Stockholders are available at www.proxyvote.com

Table of Contents

Our Company	1	Proposal 3 - Approval of an Amendment to Our Amended and Restated Certificate of Incorporation to Permit Officer Exculpation	21
About Better Home & Finance	1
Business Combination	1	General	21
Proposal 1 - Election of Directors	2	Purpose of the Officer Exculpation Provision	21
Director Nominees	2	Vote Required to Approve the Officer Exculpation Amendment	21
How We Evaluate Director Nominees	4	Proposal 4 - Ratification of Appointment of Independent Registered Public Accounting Firm	22
Director Election Standards	4
Corporate Governance	5	Vote Required to Approve the Proposal	22
Director Independence	5	Audit and Other Fees	23
Board Evaluation Process	5	Audit Committee Report	24
Meetings and Committees of the Board	5	Executive Compensation	25
Roles and Responsibilities of the Board and Committees	6	Named Executive Officers	25
Risk Oversight	8	Summary Compensation Table	25
Board Diversity	8	Narrative to Summary Compensation Table	26
Director Search	8	Outstanding Equity Awards at Fiscal Year-End	29
Corporate Governance Guidelines	9	Executive Compensation Arrangements	29
Our Board Leadership	9	Ownership of Our Common Stock	32
Limitations on Liability and Indemnification	9	Delinquent Section 16(a) Reports	34
Compensation Committee Interlocks and Insider Participation	10	Certain Relationships and Related Party Transactions	35
Policy on Trading, Pledging and Hedging of Company Stock	10	Stockholders Agreements of Pre-Business Combination Better Related to the Business Combination	35
Code of Business Conduct and Ethics	10
Director Compensation	11	Director and Executive Officer Borrowings of Pre-Business Combination Better	36
Chairman Agreement with Harit Talwar	11
2023 Director Compensation Table	11	Director and Officer Indemnification	36
Proposal 2 - Approval of One or More Amendments to Our Amended and Restated Certificate of Incorporation to Effect One or More Reverse Stock Splits	12	Other Related Party Transactions	37
		Statement of Policy Regarding Transactions with Related Parties	38

General	12	Proxy Procedures and Information About the Annual Meeting	39
Purpose and Background of the Reverse Stock Split	12
Board Discretion to Implement the Reverse Stock Split	14	Stockholders Entitled to Vote at the Annual Meeting	39
Risks Associated with any Reverse Stock Split	14	Voting Procedures	39
Principal Effects of any Reverse Stock Split	15	Notice of Internet Availability of Proxy Materials	39
Effect on Outstanding Equity Incentive Plans, Warrants and the Convertible Note	17	Voting Options; Quorum	40
		Revocation of Proxies	41
Procedure for Effecting a Reverse Stock Split	17	Solicitation of Proxies	41
Beneficial Holders of Class A Common Stock	18	Additional Information	41
Fractional Shares	18	Other Business	41
Accounting Matters	18	Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting	41
No Dissenters' Rights of Appraisal	19
No Going Private Transaction	19	Stockholder Communications with the Board	41
Interests of Certain Persons in the Proposal	19	Director Nominations	41
Material U.S. Federal Income Tax Consequences of the Reverse Stock Split	19	Proposals for 2025 Annual Meeting of Stockholders	42
		Multiple Stockholders Sharing the Same Address	42
Vote Required to Approve the Amendments	20	2023 Annual Report	43
		Appendix A - Certificate of Amendment (Reverse Stock Split)	44
		Appendix B - Certificate of Amendment (Officer Exculpation)	46

Better Home & Finance Holding Company 2024 Proxy Statement	i

Table of Contents
Forward-Looking Statements
This Proxy Statement and the information and documents incorporated by reference herein include “forward-looking statements.” These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements include, without limitation, statements regarding predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this Proxy Statement, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Such forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, the Company disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this Proxy Statement. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (the "2023 Annual Report"), as well as the Company’s most recent quarterly report on Form 10-Q.

ii	Better Home & Finance Holding Company 2024 Proxy Statement

Our Company
About Better Home & Finance
Better Home & Finance principally operates a digital-first homeownership company with services including mortgage financing, real estate services, title and homeowners’ insurance. We offer a selection of loan products for home purchase and refinance, including cash-out refinance, debt consolidation and home equity lines of credit, across a range of maturities and interest rates as well as a suite of non-mortgage products, including real estate agent services offered by our network of third-party partner real estate agents and, through our insurance partners, title insurance and settlement services, and homeowners insurance.
Business Combination
On August 22, 2023, we consummated the transactions contemplated by the Agreement and Plan of Merger, dated as of May 10, 2021 (as amended, the “Merger Agreement”), by and among Aurora Acquisition Corp. (“Aurora”), Better Holdco, Inc. (“Pre-Business Combination Better”), and Aurora Merger Sub I, Inc., formerly a wholly owned subsidiary of Aurora (“Merger Sub”). On that date, Merger Sub merged with and into Pre-Business Combination Better, with Pre-Business Combination Better surviving the merger (the “First Merger”) and Pre-Business Combination Better merged with and into Aurora, with Aurora surviving the merger and changing its name to “Better Home & Finance Holding Company” (referred to as “Better Home & Finance”) (such merger, the “Second Merger,” and together with the First Merger, the “Business Combination” and the completion thereof, the “Closing”). In connection with the Closing of the Business Combination, the Company’s Class A common stock, par value $0.0001 per share (“Class A Common Stock”), and warrants to purchase shares of Class A Common Stock at an exercise price of $11.50 per share ("Warrants") began trading on the Nasdaq Global Market and Nasdaq Capital Market, respectively, under the ticker symbols “BETR” and "BETRW.” On March 13, 2024, the Company’s Class A Common Stock transferred listing from the Nasdaq Global Market to the Nasdaq Capital Market.
Unless otherwise indicated, references to “Better,” “Better Home & Finance,” the “Company,” “we,” “us,” “our” and other similar terms refer to (i) Pre-Business Combination Better and its consolidated subsidiaries prior to the Closing and (ii) Better Home & Finance and its consolidated subsidiaries following the Closing.

Better Home & Finance Holding Company 2024 Proxy Statement	1

Proposal 1 - Election of Directors
Director Nominees
Our Corporate Governance and Nominations Committee and our Board have determined that each of the nominees possesses the right skills, qualifications and experience to oversee our long-term business strategy. Biographical information about each nominee, as well as highlights of certain notable skills, qualifications and experience that contributed to the nominee’s selection as a member of our Board and nomination for re-election at our 2024 Annual Meeting, are set forth below.

Name	Principal Occupation	Age
Harit Talwar	Former Partner, Goldman Sachs and Former President, U.S. Cards, Discover Financial Services	63
Vishal Garg	Chief Executive Officer, Better Home & Finance	46
Michael Farello	Managing Partner, L Catterton	59
Arnaud Massenet	Managing Partner, NaMa Capital Advisors LLP	58
Prabhu Narasimhan	Managing Partner, NaMa Capital Advisors LLP	44
Steven Sarracino	Founder and Chief Executive Officer, Activant Capital Group, LLC	47
Riaz Valani	General Partner and Founder, Global Asset Capital	47
Harit Talwar, Chairman
Mr. Talwar has served as a member of our board of directors (the "Board") and our Chairman since the Closing. Mr. Talwar served as Chairman of the board of directors of Pre-Business Combination Better (the "Pre-Business Combination Better Board") from May 2022 until the Closing. He was most recently at Goldman Sachs, where he served as Chairman of the Consumer Business from January 2021 through December 2021 and Global Head of the Consumer Business from May 2015 to January 2021, leading the firm’s entry into the consumer space and helping to build Marcus by Goldman Sachs as the division’s head and first employee. Prior to Goldman Sachs, Mr. Talwar was President, U.S. Cards, at Discover Financial Services. He also worked at Citicorp/Citigroup for 15 years in various management roles. Mr. Talwar has served as a member of the board of directors of Mastercard Inc. since April 2022. In addition, Mr. Talwar has served as a member of the board of directors of KPMG U.S. since January 2024, a member of the board of directors of Apexon, a digital engineering services company, since 2022 and a member of the board of directors of Inveniam, a block chain company digitizing assets in private markets, since 2023. Mr. Talwar holds a B.A. in economics from Delhi University and an M.B.A. from the Indian Institute of Management, Ahmedabad. Mr. Talwar was selected to serve on the Board and as Chairman of the Board due to his strong background in direct-to-consumer financial businesses and experience building public companies.
Vishal Garg, Chief Executive Officer
Mr. Garg has served as a member of our Board and Chief Executive Officer of the Company since the Closing. Mr. Garg founded Pre-Business Combination Better and served as Chief Executive Officer of Pre-Business Combination Better from its inception in 2015 until the Closing. Since 1999, Mr. Garg has served as the founding partner of 1/0 Capital, an investment holding company focused on creating and investing in businesses within consumer finance, technology and digital marketing, and which is a significant stockholder of the Company. Before this, Mr. Garg was an entrepreneur in the consumer finance industry. Mr. Garg holds a B.S. in Finance and International Business from New York University. Mr. Garg was selected to serve on the Board due to, among other things, the perspective and experience he brings as our Chief Executive Officer and co-founder of Pre-Business Combination Better.
Michael Farello
Mr. Farello has served as a member of our Board since the Closing. Mr. Farello served as a member of the Pre-Business Combination Better Board from February 2020 until the Closing. He is also a Managing Partner of L Catterton, a private equity firm, focused on its Growth fund, a position he has held since January 2006. Mr. Farello serves as a member of the board of several private companies, and on several of their audit committees and compensation committees. In addition, since July 2015, Mr. Farello has served on the board of directors of Vroom, an e-commerce used vehicle sales platform, including as chair of the compensation committee since July 2015. Mr. Farello holds a B.S. in industrial engineering from Stanford University and an M.B.A. from Harvard Business School. Mr. Farello was selected to serve on the Board due to his strong background in technology and direct-to-consumer businesses, knowledge of growth strategies, and extensive board and committee experience.

2	Better Home & Finance Holding Company 2024 Proxy Statement

Proposal 1 - Election of Directors
Arnaud Massenet
Mr. Massenet has served as a member of our Board since the Closing. Mr. Massenet served as Chief Executive Officer of Aurora and as an executive officer of Novator Capital Sponsor Ltd., a Cyprus limited liability company (the "Sponsor"), in each case from inception until the Closing. Mr. Massenet is a managing partner of NaMa Capital Advisors LLP (previously Novator Capital). Mr. Massenet holds a Bachelor of Arts from the Lincoln International School of Business in Paris, France and a M.B.A. from the University of North Carolina. Mr. Massenet started his career in 1994 in banking at Morgan Stanley & Co. He became the Head of Morgan Stanley’s derivatives group in London, United Kingdom, in 1998. In 2003, Mr. Massenet started Lehman Brothers Inc.’s corporate derivatives group (Capital Market) before exiting in 2007 to start South West Capital, a hedge fund focused on real asset investments. Mr. Massenet cofounded Net-a-Porter in 1999, which was sold in a 2-step sale in 2010 and 2015 to the Richemont Group. Mr. Massenet is currently a board member of Grip, a subsidiary of Intros.at Ltd., an artificial intelligence company specialized in organizing virtual conferences for corporate and virtual meetings. Mr. Massenet also backed many successful tech companies, including Deliveroo, Care Wish Ltd., Houzz Ltd., Urban Ltd., Highsnobiety Inc., Invincible Ltd., NGM Ltd. and Ozon Ltd., and serves on the board of directors of Design Milk Co., a large interior design platform listed on the Australian stock exchange. Mr. Massenet was selected to serve on our Board due to his experience as a senior executive, his experience in investment, marketing and business development, and his experience serving on the boards of directors of other public and private companies.
Prabhu Narasimhan
Mr. Narasimhan has served as a member of our Board since the Closing. Mr. Narasimhan served as Aurora’s Chief Investment Officer and as an executive officer of the Sponsor, in each case from inception until the Closing. Mr. Narasimhan is a managing partner of NaMa Capital Advisors LLP (previously Novator Capital) that Mr. Narasimhan co-founded in 2020 together with Thor Björgólfsson and Chiehmi Chan. Mr. Narasimhan has over 15 years of experience as a lawyer at three leading international law firms, two as partner (Mayer Brown, White & Case and Baker & McKenzie). During his time at White & Case, Mr. Narasimhan held the position of partner and Global Head of Family Offices, advising high net worth family offices on all transactional aspects (mergers and acquisitions, bank finance, tax, structuring and execution) of their investments. Mr. Narasimhan then moved to Baker & McKenzie to found their London headquartered Alternative Capital practice, acting as a senior strategic advisor to multi-billion dollar family offices and private equity funds on multibillion dollar mergers and acquisitions and equity and debt capital markets transactions worldwide. His re-structuring of ATP Media Operations Ltd.’s, or ATP Media, tennis broadcasting rights and his crafting of fiscal stimulus laws in Europe have been widely recognized and commended, particularly by the FT Innovative Lawyers awards. Additionally, in 2020, Mr. Narasimhan was appointed to the board of directors of the media company, Prime Focus World, N.V. Mr. Narasimhan was selected to serve on our Board due to his due to his extensive legal experience as well as his investment and business development experience.
Steven Sarracino
Mr. Sarracino has served as a member of our Board since the Closing. Mr. Sarracino served as a member of the Pre-Business Combination Better Board from August 2019 until the Closing. He also serves as Founder and Chief Executive Officer of Activant Capital Group, LLC, a global investment firm, a position he has held since founding Activant in November 2012 and formally launching in January 2015. Mr. Sarracino has served on the board of over a dozen public and private companies including Upland Software, where he served on the audit committee of the board of directors from December 2013 to April 2016. Mr. Sarracino holds a B.B.A. in Finance from Southern Methodist University and an M.B.A. from the Wharton School at the University of Pennsylvania. Mr. Sarracino was selected to serve on the Board due to his strong background in high-growth company investment, knowledge of technology companies and extensive board experience.
Riaz Valani
Mr. Valani has served as a member of our Board since the Closing. Mr. Valani served as a member of the Pre-Business Combination Better Board from February 2021 until the Closing and previously from December 2015 to October 2017. Mr. Valani is a general partner and founder at Global Asset Capital, a private equity investor with diversified interests in venture capital, structured finance and real estate. He previously served as chairman of Viventures Partners SA, a global venture capital firm, president of IMDI/Sonique and a member of Gruntal & Co.’s asset securitization group. Mr. Valani also serves on the board of Pratham USA, a charity that supports the work of Pratham, an innovative learning organization created to improve the quality of education in India. In addition, Mr. Valani has been a principal investor in many private entities since 2000 and serves as a member of the board of several private companies. Mr. Valani was selected to serve on the Board due to his strong background in high-growth company investment, knowledge of technology companies and extensive knowledge of the Company and its business based on his involvement since our inception.

☑	The Board of Directors recommends that stockholders vote FOR the election of each of the director nominees.

Better Home & Finance Holding Company 2024 Proxy Statement	3

Proposal 1 - Election of Directors
Although our Board does not anticipate that any of the nominees will be unable to stand for election as a director at our 2024 Annual Meeting, if this occurs, proxies will be voted in favor of such other person or persons as may be designated by our Corporate Governance and Nominations Committee and our Board.
How We Evaluate Director Nominees
Upon the recommendation of the Corporate Governance and Nominations Committee, our Board has nominated the seven nominees identified above under "Director Nominees" for election at our 2024 Annual Meeting. If elected, the nominees for election as directors will serve until the next annual meeting and until their successors are elected and qualified or until their death, resignation or removal. All of the nominees are currently directors of the Company. Each of the director nominees was elected during an extraordinary general meeting of stockholders of the Company held on August 11, 2023 (the “2023 Meeting”), in lieu of an annual meeting of stockholders.
The Corporate Governance and Nominations Committee, when making recommendations to the Board regarding director nominations, assesses the overall performance of the Board and its committees, and when re-nominating incumbent Board members or nominating new Board members, evaluates the potential candidate’s ability to make a positive contribution to the Board’s overall function. The Corporate Governance and Nominations Committee considers the actual performance and independence of incumbent Board members over the previous year (or shorter period for directors not serving a full year), as well as whether members of the Board have appropriate experience, skills and other qualifications to support our role as a leading digital homeownership company. The particular experience, independence, qualifications, attributes and skills of the potential candidate are assessed by the Corporate Governance and Nominations Committee to determine whether the potential candidate possesses the professional and personal experiences and expertise necessary to enhance the Board’s mission. After conducting the foregoing analysis, the Corporate Governance and Nominations Committee makes recommendations to the Board regarding director nominees. In its annual assessment of director nominees, the Corporate Governance and Nominations Committee does not take a formulaic approach, but rather considers each prospective nominee’s diversity in viewpoints, personal and professional experiences and background and ability. In making director nominations, the Corporate Governance and Nominations Committee evaluates the Board considering, among other things, the attributes discussed in “Corporate Governance—Board Diversity” below.
The Board also evaluates, from time to time, the size of the Board as well as the structure and membership of its committees. In determining the number of directors, committee membership and structure of the committees, the Board considers several factors, including the attributes and experience of the members of our Board, the oversight responsibilities required for a Company of our size and complexity and the Corporate Governance Requirements of the listing rules of Nasdaq (the "Nasdaq Corporate Governance Rules"). For additional information on the Board selection process see "Corporate Governance" below.
Director Election Standards
The Company maintains a “majority” voting standard for uncontested elections. For a nominee to be elected to our Board, the nominee must receive more “for” than “against” votes. In accordance with our corporate governance guidelines (the "Corporate Governance Guidelines"), each nominee standing for election or re-election as a director must, if the nominee fails to receive a sufficient number of votes contemplated by our bylaws (the "Bylaws"), promptly tender a written offer of resignation to the Board. The Corporate Governance and Nominations Committee will make a recommendation to the Board as to whether to accept or reject the resignation, or whether other action should be taken. In the event of a contested director election, a plurality standard will apply.

4	Better Home & Finance Holding Company 2024 Proxy Statement

Corporate Governance
Our business is managed under the direction of our Board. Our Board is committed to sound corporate governance and promoting the long-term interests of our stockholders by adopting structures, policies and practices that promote responsible oversight of management.
Director Independence
Our Corporate Governance Guidelines require that a majority of our Board consist of directors who are neither officers nor employees of the Company or its subsidiaries (and have not been officers or employees within the previous three years), do not have a relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and are otherwise “independent directors” under the Nasdaq Corporate Governance Rules.
Rule 5605 of the Nasdaq Corporate Governance Rules ("Nasdaq Rule 5605") requires that a majority of our Board be independent. An “independent director” is defined generally as a person other than an officer or employee of the company or any other individual having a relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
In accordance with our Corporate Governance Guidelines, the Nasdaq Corporate Governance Rules and the director independence standards adopted by the Board on March 22, 2024, the Board conducted its review of all relationships between the Company and each director and director nominee and has affirmatively determined that, with the exception of Mr. Garg, none of them has a material relationship with the Company or any other relationship that would preclude his independence under Nasdaq Rule 5605. Accordingly, the Board has determined that each of our current directors, other than Mr. Garg, is an independent director under the Nasdaq Corporate Governance Rules.
Board Evaluation Process
The Corporate Governance and Nominations Committee leads the Board in an annual self-evaluation to determine whether it and its committees are functioning effectively. The Corporate Governance and Nominations Committee is responsible for oversight of the evaluation process and reports on the process to the Board.
In addition, each committee of the Board conducts annual evaluations of its performance and reports to the Board on such evaluation. The Corporate Governance and Nominations Committee reviews the evaluations prepared by each Board committee of such committee's performance and determines whether to propose any changes to the Board.
As part of the self-assessment process, each Board and committee member provides feedback on a range of topics relevant to the performance and effectiveness of the Board and the applicable committee. During our first six months as a public company, we conducted a modified evaluation process in connection with our development of a Board candidate vetting process. Below is a summary of the evaluation process utilized in early 2024.

Step 1 Board and Committee Evaluations
The Board engaged an independent external advisor specializing in corporate board composition and development to coordinate the Board’s self-assessment by its members in support of its candidate pipeline build. The advisor provided a list of topics to each director and then performed one-on-one confidential interviews with each of the directors.

Step 2 Initial Report
The independent external advisor prepared and presented a report to Mr. Talwar, who serves as Chair of the Corporate Governance and Nominations Committee and Chairman of the Board, that aggregated and summarized the findings of the advisor based on the interviews that were conducted. All responses from directors were kept confidential and anonymous.

Step 3 Board and Committee Review
The aggregated results were presented to the Corporate Governance and Nominations Committee for its review and discussion, at which time the Committee considered what, if any, actions might be implemented to enhance future performance of the Board as it evaluates the size, structure and composition of the Board, as well as the role, composition and allocation of responsibilities among Board committees.

Meetings and Committees of the Board
The Pre-Business Combination Better Board held a total of five meetings in 2023 prior to the Business Combination, and the Board held a total of four meetings in 2023 following the Business Combination. Each of the directors (other than Mr. Valani) attended 100% of the meetings of the Pre-Business Combination Better Board and the Board and meetings held by

Better Home & Finance Holding Company 2024 Proxy Statement	5

Corporate Governance
committees of the Pre-Business Combination Better Board and the Board on which he served. During 2023, Mr. Valani attended less than 75% of the aggregate of the combined total number of meetings of the Pre-Business Combination Better Board and the Board and the total number of meetings held by all committees of the Pre-Business Combination Better Board and the Board on which he served. We do not have a policy regarding directors’ attendance at our annual meeting. Two of the members of our Board, Messrs. Massenet and Narasimhan, attended the 2023 Meeting.
The following table sets forth the current members of our Board who served on committees in 2023, the standing committees of the Board on which they served, the chairs of the committees and the number of committee meetings held during 2023 following the consummation of the Business Combination:

Director	Audit Committee	Compensation Committee	Corporate Governance and Nominations Committee
Harit Talwar	M	M	C
Michael Farello	M	M
Steven Sarracino	C	M	M
Riaz Valani		C	M
Number of 2023 Meetings after the Business Combination	5	3	2
C - Chair    M - Member
On March 22, 2024, Mr. Valani stepped down as the chair and a member of the Compensation Committee and as a member of the Corporate Governance and Nominations Committee, and the Board, based upon the recommendation of the Governance and Nominations Committee, appointed Mr. Massenet as a member the Corporate Governance and Nominations Committee and Mr. Narasimhan as the chair and as a member of the Compensation Committee.
Roles and Responsibilities of the Board and Committees
Our Board directs the management of the Company’s business and affairs, as provided by Delaware law, and conducts its business through meetings of the Board and standing committees as well as special committees that may be established by the Board from time to time.
Our Board has three standing committees: the audit committee (the "Audit Committee"), the compensation committee (the "Compensation Committee") and the corporate governance and nominations committee (the "Corporate Governance and Nominations Committee"). Each committee has a written charter and each charter is available on the “Investor Relations—Governance—Governance Documents” portion of our website, www.better.com.
Audit Committee
Our Audit Committee is responsible for, among other things:
•appointing, compensating, retaining, evaluating, terminating and overseeing our independent registered public accounting firm;
•discussing with our independent registered public accounting firm their independence from management;
•reviewing, with our independent registered public accounting firm, the scope and results of their audit;
•approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;
•overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the quarterly and annual financial statements that we file with the U.S. Securities and Exchange Commission ("SEC") as well as certifications required under Section 302 of the Sarbanes-Oxley Act of 2022 (the "Sarbanes-Oxley Act");
•overseeing our internal audit function, financial and accounting controls and compliance with legal and regulatory

6	Better Home & Finance Holding Company 2024 Proxy Statement

Corporate Governance
requirements;
•reviewing our policies on risk assessment and risk management;
•reviewing, in consultation with the Company's management, independent auditor and internal audit function, the adequacy of the Company's internal control over financial reporting and disclosure processes;
•reviewing related person transactions;
•reviewing and assessing the Company's system to monitor compliance with and enforcement of the Code of Conduct and overseeing the MECC; and
•establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters.
Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Nasdaq Corporate Governance Rules require that our Audit Committee be composed entirely of independent members. Our Board has affirmatively determined that each member of our Audit Committee meets the definition of “independent director” for purposes of serving on the Audit Committee under Rule 10A-3 under the Exchange Act and the Nasdaq Corporate Governance Rules. Each member of our Audit Committee also meets the financial literacy requirements of the Nasdaq Corporate Governance Rules. In addition, our Board has determined that Messrs. Sarracino and Talwar each qualify as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K.
Compensation Committee
Our Compensation Committee is responsible for, among other things:
•reviewing, and recommending for approval by our Board, the compensation of our Chief Executive Officer and other executive officers;
•reviewing and approving or making recommendations to our Board regarding our incentive compensation and equity-based plans, policies and programs and administering equity-based plans;
•reviewing and making recommendations to our Board relating to management succession planning, including for our Chief Executive Officer;
•making recommendations to our Board regarding the compensation of our directors;
•retaining and overseeing any compensation consultants; and
•reviewing our strategies related to human capital management and reviewing and discussing with management our strategies in support of an inclusive and diverse company culture.
Our Board has affirmatively determined that each member of our Compensation Committee meets the definition of “independent director” for purposes of serving on the Compensation Committee under the Nasdaq Corporate Governance Rules and are “non-employee directors” as defined in Rule 16b-3 under the Exchange Act.
Corporate Governance and Nominations Committee
Our Corporate Governance and Nominations Committee is responsible for, among other things:
•identifying individuals qualified to become members of our Board, consistent with criteria approved by our Board;
•recommending to our Board the directors to be appointed to each committee of our Board and periodically reviewing and making recommendations to our Board for changes or rotations of committee members, the creation of additional committees, changes in committee charters or the dissolution of committees;
•periodically reviewing our Board’s leadership structure and recommending any proposed changes to our Board;
•overseeing an annual evaluation of the effectiveness of our Board and its committees; and

Better Home & Finance Holding Company 2024 Proxy Statement	7

Corporate Governance
•reviewing and making recommendations to our Board relating to management succession planning, including for our Chief Executive Officer.
Our Board has affirmatively determined that each member of our Corporate Governance and Nominations Committee meets the definition of “independent director” under the Nasdaq Corporate Governance Rules.
Risk Oversight
Our Board works with management to set the strategic objectives of the Company and to monitor progress on those objectives. The Board periodically receives reports from management on the Company's progress with respect to its strategic goals and the risks that could impact the achievement of those goals. The Board oversees risk management in part through its various committees. The Audit Committee focuses on financial risk, including internal controls, and annually reviews with management our guidelines and policies and the commitment of internal audit resources as they relate to risk management. The Audit Committee also oversees cybersecurity risk and other information technology risks to our business.

In addition to the committees of the Board, the Company’s management is involved in risk oversight. The Company’s Enterprise Risk Management Committee was established to consider the Company's day-to-day risk tolerance thresholds, identify risk across all functions, departments and subsidiaries, assess identified risks in terms of both likelihood and impact, mitigate risks that exceed such risk tolerance threshold and ensure employees are trained to make informed decisions about identifying and managing risk. The Enterprise Risk Management Committee consists of members of management and is not a formal Board committee.
The Management, Ethics & Compliance Committee (the "MECC") is separate from the Enterprise Risk Management Committee. It is a committee composed of members of management that was established by the Board to investigate and resolve ethics and compliance violations. The MECC oversees implementation of the Company's Code of Conduct, conducts periodic culture reviews, assesses matters related to ethics and compliance (and reports matters, as necessary, to the Audit Committee) and assists the Board in its oversight of Company matters.
The Enterprise Risk Management Committee and MECC provide the Board with added assurance about the Company’s risk management practices. Our Chief Compliance Officer serves as Chair of each of the Enterprise Risk Management Committee and MECC and reports to the Audit Committee periodically on their activities.
Board Diversity
The Corporate Governance Guidelines and the Corporate Governance and Nominations Committee charter specify that the Corporate Governance and Nominations Committee considers several factors, including diversity, when evaluating or conducting searches for directors. The Corporate Governance and Nominations Committee interprets diversity broadly to include a variety of opinions, perspectives, personal and professional experiences and backgrounds, such as international and multicultural experience and understanding, as well as other differentiating characteristics, including race, ethnicity and gender.

Board Diversity Matrix (as of April 22, 2024)
Total Number of Directors	7
	Female	Male	Non-Binary
Part I: Gender Identity
Directors	—	7	—
Part II: Demographic Background
Asian	—	4	—
White	—	3	—

Director Search
In identifying prospective director candidates for the Board, the Corporate Governance and Nominations Committee may seek referrals from other members of the Board, management, stockholders and other sources. The Corporate Governance and Nominations Committee also may, but need not, retain a professional search firm in order to assist it in these efforts. The Corporate Governance and Nominations Committee and the Board utilize the same criteria for evaluating candidates regardless of the source of the referral.

8	Better Home & Finance Holding Company 2024 Proxy Statement

Corporate Governance
Corporate Governance Guidelines
The Corporate Governance Guidelines provide that the Corporate Governance and Nominations Committee is responsible for selecting, or recommending for the Board’s selection, the slate of director nominees for election to the Board and for filling vacancies occurring between annual meetings of stockholders. In selecting, or recommending for the Board’s selection, individuals for nomination, the Corporate Governance and Nominations Committee takes into account the following criteria, among others:
•current knowledge, competency, or subject matter expertise in the Company’s lines of business, industry or other industries relevant to the Company’s business;
•personal qualities and characteristics, accomplishments and reputation in the business community;
•ability and willingness to commit adequate time to Board and committee matters;
•the fit of the individual’s skills and experience with those of other directors and potential directors in building a board that is effective, collegial and responsive to the needs of the Company;
•diversity of viewpoints, background, experience and other demographics (including racial and gender diversity); and
•tenure of existing directors and potential need to refresh the Board.
The Corporate Governance and Nominations Committee will give appropriate consideration to candidates for Board membership proposed by eligible stockholders and will evaluate such candidates in the same manner as other candidates identified by or submitted to the Corporate Governance and Nominations Committee.
The Corporate Governance Guidelines also contain policies regarding director independence, simultaneous service on other boards and substantial changes relating to a director's position of principal employment. Among other things, the guidelines establish expectations for directors for meeting attendance and participation, loyalty and ethics and confidentiality. Our Corporate Governance Guidelines is available without charge on the “Investor Relations—Governance—Governance Documents” portion of our website, www.better.com.
Our Board Leadership
As indicated in our Corporate Governance Guidelines, the Board believes it is important to retain its flexibility to allocate the responsibilities of the offices of the Chairman of the Board and Chief Executive Officer in a manner that is in the best interests of our Company. The Board believes that the decision as to who should serve as Chairman and Chief Executive Officer, and whether the offices should be combined or separate, should be assessed periodically by the Board and that the Board should not be constrained by a rigid policy mandating the structure of such positions. The Board currently believes that the most effective and efficient leadership structure for our Company is for Mr. Garg to serve as Chief Executive Officer while Mr. Talwar serves as Chairman of our Board.
The Board believes that the current leadership structure is appropriate, benefits the Company by delineating separate roles of management and oversight over management and is recognized as a best corporate governance practice. Our Chief Executive Officer and his management team provide the overall strategy and daily leadership for our Company, and the Board, along with the Chairman, provides oversight and evaluates the performance of management. The Chairman, in consultation with the Chief Executive Officer, has responsibility for chairing and determining the length and frequency of Board meetings as well as setting the agenda for such meetings.
Non-employee members of the Board meet at regularly scheduled executive sessions without management. Executive sessions of the Board are chaired by the Chairman. Each of the committees also meets regularly in executive session without management, and the committee chair presides at the executive sessions.
Limitations on Liability and Indemnification
Our amended and restated certificate of incorporation ("Amended and Restated Certificate of Incorporation") and Bylaws provide indemnification and advancement of expenses for the directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware (the "DGCL"), subject to certain limited exceptions. Better Home & Finance entered into indemnification agreements with each of its directors and executive officers. Each indemnification agreement provides for indemnification and advancement by Better Home & Finance of certain expenses and costs relating to claims, suits, or proceedings arising from service to Better Home & Finance or, at its request, service to other entities, as officers or directors to the maximum extent permitted by applicable law.

Better Home & Finance Holding Company 2024 Proxy Statement	9

Corporate Governance
These provisions may be held not to be enforceable for violations of the federal securities laws of the United States.
Compensation Committee Interlocks and Insider Participation
None of our executive officers serves as a member of the board of directors or compensation committee (or other committee performing equivalent functions) of any entity that has one or more executive officers serving on our Board or Compensation Committee.
Policy on Trading, Pledging and Hedging of Company Stock
Certain transactions in our securities (such as short sales) create a heightened compliance risk or could create the appearance of misalignment between our management and stockholders. Accordingly, our insider trading policy expressly prohibits members of our Board and executive officers (and their immediate family members, others who reside in their household, others whose transactions in the Company’s securities are subject to their influence or control, and trusts or entities over which they have control) from engaging in hedging or monetization transactions of any type involving the Company’s securities, including the use of collars, forward sale contracts, equity swaps, and exchange funds.
Code of Business Conduct and Ethics
We have adopted a written code of business conduct and ethics (the “Code of Conduct”) that applies to our directors, officers and employees. A copy of the Code of Conduct can be found at http://investors.better.com/governance/governance-documents under the link “Code of Business Conduct and Ethics.” In addition, we intend to post on our website all disclosures that are required by law or the Nasdaq Corporate Governance Rules concerning any amendments to, or waivers from, any provision of the Code of Conduct.

10	Better Home & Finance Holding Company 2024 Proxy Statement

Director Compensation
The Company does not currently have a compensation program for its non-employee directors but has occasionally granted awards of restricted stock units ("RSUs") based on shares of Common Stock (as defined herein) and options to purchase shares of Common Stock ("Stock Options"), in each case, pursuant to the Better Holdco, Inc. 2016 Equity Incentive Plan (the "2016 Plan"), the Better Holdco, Inc. 2017 Equity Incentive Plan (the "2017 Plan") or the Better Home & Finance Holding Company 2023 Incentive Equity Plan (the "2023 Plan") to non-employee directors when deemed appropriate. In 2023, Mr. Talwar was compensated pursuant to an agreement with Pre-Business Combination Better, which was assumed by the Company on the Closing of the Business Combination and is described below. None of the other non-employee directors received compensation from the Company in 2023 for serving as a member of our Board.
Chairman Agreement with Harit Talwar
Mr. Talwar is party to an agreement with Pre-Business Combination Better, dated as of April 27, 2022 (the "Chairman Agreement"), in connection with his appointment as the Chairman of the Pre-Business Combination Better Board, commencing on May 1, 2022 (the “Talwar Effective Date”). Pursuant to the terms of the Chairman Agreement, which was assumed by the Company on the Closing of the Business Combination, Mr. Talwar is entitled to $350,000 in cash as an annual retainer in consideration for his services as a member of our Board and an additional sum of $175,000 in cash per year for his service as Chairman of the Board. In addition, Pre-Business Combination Better agreed to pay up to $350,000 per year for Mr. Talwar's reasonable out-of-pocket clerical and other administrative support together with his domestic travel expenses.
Pursuant to the Chairman Agreement with Pre-Business Combination Better, on May 1, 2022, Mr. Talwar received a grant of 1,620,000 Pre-Business Combination Better RSUs, which, in connection with the Business Combination, converted into 4,951,644 RSUs based on Pre-Business Combination Better's outstanding shares and warrants being exchanged for approximately 3.06 shares (the "Exchange Ratio") of the Company’s Common Stock, and otherwise on the same terms and conditions that were in effect with respect to such Pre-Business Combination Better RSUs. 2,475,822 of such RSUs vest in equal installments quarterly over the four years following the Talwar Effective Date, and 2,475,822 of such RSUs will vest subject to both (i) Mr. Talwar’s continuous services through the six month anniversary of the Talwar Effective Date and (ii) the achievement of performance conditions which provide that 825,274 RSUs will vest at a $1.7994 post-closing stock price (as adjusted from $5.50 by the Exchange Ratio in connection with the Business Combination), 825,274 RSUs will vest at an $3.5988 post-closing stock price (as adjusted from $11.00 by the Exchange Ratio in connection with the Business Combination) and 825,274 RSUs will vest at a $5.3982 post-closing stock price (as adjusted from $16.50 by the Exchange Ratio in connection with the Business Combination), in each case, measured based on the 45-day trailing average closing stock price. In the event of Mr. Talwar’s death or disability, any unvested time-vesting RSUs will continue to vest until they are settled and any performance-vesting RSUs will continue to vest as to time on the time-vesting date and remain eligible to vest as to performance for the three years after such termination. In the event Mr. Talwar leaves the Board at the Board's or stockholders’ initiative, any performance-vesting RSUs will vest as to time at termination and remain eligible to vest as to performance for two years after termination and (i) if such termination is prior to the second anniversary of the Talwar Effective Date, 50% of any outstanding time-vesting RSUs will vest at termination and (ii) any remaining unvested time-vesting RSUs will be forfeited. In connection with entry into the Chairman Agreement, Mr. Talwar entered into the Company’s standard indemnification agreement and is entitled to coverage under the Company’s directors’ and officers’ liability insurance policy.
2023 Director Compensation Table
The following table sets forth all of the compensation awarded to, earned by or paid to the Company’s non-employee directors during 2023, including before the Closing of the Business Combination. Other than the awards set forth in the following table, the non-employee directors did not receive cash compensation or equity awards during 2023, and there was no director compensation policy adopted by the Company. The Board may in the future approve and implement a compensation program for the non-employee directors.

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation(2) ($)	Total ($)
Harit Talwar	525,000	—	—	50,853	575,853

(1)All other non-employee directors during 2023 include Michael Farello, Arnaud Massenet, Prabhu Narasimhan, Steven Sarracino and Riaz Valani. Our non-employee directors, other than Mr. Talwar, did not receive any compensation in 2023 and as of December 31, 2023, our non-employee directors held the following equity awards: Mr. Talwar: 4,023,211 RSUs.
(2)    Consists of payments and reimbursements for out-of-pocket clerical and other administrative support.

Better Home & Finance Holding Company 2024 Proxy Statement	11

Proposal 2 - Approval of One or More Amendments to Our Amended and Restated Certificate of Incorporation to Effect One or More Reverse Stock Splits
General
Our Board has adopted and is recommending that our stockholders approve one or more amendments to our Amended and Restated Certificate of Incorporation (such amendments, the “Amendments”) to effect one or more reverse stock splits of our Class A Common Stock, Class B common stock, par value $0.0001 per share (“Class B Common Stock”), and Class C common stock, par value $0.0001 per share ("Class C Common Stock" and together with Class A Common Stock and Class B Common Stock, the "Common Stock"), at a ratio of not less than one-for-two and not more than one-for-100 and in the aggregate at a ratio of not more than one-for-100, inclusive, with the exact ratio for each reverse stock split within such range to be determined by the Board (or any duly constituted committee thereof) in its discretion (any such reverse stock split, the "Reverse Stock Split," and such ratio selected by the Board for a Reverse Stock Split, the "Reverse Split Ratio"). In connection with any Reverse Stock Split, the number of authorized shares of Class A Common Stock, Class B Common Stock and Class C Common Stock will be reduced proportionately with the Reverse Split Ratio and the reduction in outstanding Common Stock. Pursuant to the law of the State of Delaware, our state of incorporation, the Board must adopt an Amendment and submit the Amendment to stockholders for their approval. The proposed Amendment, one or more of which would be filed with the Secretary of State of the State of Delaware (the "Secretary of State"), will be substantially in the form of Appendix A attached to this Proxy Statement.
By approving this proposal, stockholders will approve one or more Amendments pursuant to which a whole number of outstanding shares of our Class A Common Stock, Class B Common Stock and Class C Common Stock between two (2) and 100 and in the aggregate not more than 100, inclusive, would be combined into one share of our Class A Common Stock, Class B Common Stock and Class C Common Stock, respectively. Upon receiving stockholder approval, the Board will have the authority, but not the obligation, in its sole discretion, to elect, without further action on the part of the stockholders, whether to effect any Reverse Stock Split and, if so, to determine the applicable Reverse Split Ratio from among the approved range described above and to effect one or more Reverse Stock Splits by filing one or more Amendments with the Secretary of State. The Board reserves the right to elect not to effect any Reverse Stock Split at any time prior to the effectiveness of the filing of any Amendment with the Secretary of State, if it determines, in its sole discretion, and without further action on the part of the stockholders, that the proposal is no longer in the best interests of the Company and its stockholders.
The Board’s decision as to whether and when to effect any Reverse Stock Split will be based on a number of factors, including market conditions, the historical, existing and expected trading price of our Class A Common Stock, the anticipated impact of such Reverse Stock Split on the trading price and number of holders of our Class A Common Stock, and the continued listing requirements of The Nasdaq Capital Market.
Purpose and Background of the Reverse Stock Split
On March 19, 2024, the Board approved the proposed Amendments to effect one or more Reverse Stock Splits for the following reasons. The Board believes that:
•effecting one or more Reverse Stock Splits could be an effective means of regaining compliance with the minimum bid price requirement for continued listing of our Class A Common Stock on The Nasdaq Capital Market;
•if we are unable to maintain the listing of our Class A Common Stock on The Nasdaq Capital Market, delisting of our Class A Common Stock would require the Company to redeem the subordinated unsecured 1% convertible note issued in an aggregate principal amount of $528,585,444 pursuant to an indenture (the "Indenture"), dated as of August 22, 2023, between the Company and GLAS Trust Company LLC, as trustee, which is convertible, at the option of the holder into shares of Class A Common Stock (the "Convertible Note"), and failure to do so would have a material adverse effect on our business, financial condition and results of operations;
•continued listing of our Class A Common Stock on The Nasdaq Capital Market provides overall credibility to an investment in our Common Stock, given the stringent listing and disclosure requirements of The Nasdaq Capital Market. Notably, some trading firms discourage investors from investing in lower priced stocks that are traded in the over-the-counter market because they are not held to the same stringent standards. Increasing visibility of our Common Stock among a larger pool of potential investors could result in higher trading volumes. Such increases in visibility and liquidity could also help facilitate future financings; and
•continued listing of our Class A Common Stock on The Nasdaq Capital Market and a higher stock price, which may be achieved through one or more Reverse Stock Splits, could help attract, retain, and motivate employees.

12	Better Home & Finance Holding Company 2024 Proxy Statement

Proposal 2 - Approval of One or More Amendments to Our Amended and Restated Certificate of Incorporation to Effect One or More Reverse Stock Splits
Nasdaq Requirements for Continued Listing
Our Class A Common Stock is quoted on The Nasdaq Capital Market under the symbol “BETR.” One of the requirements for continued listing on The Nasdaq Capital Market, pursuant to Nasdaq Listing Rule 5550(a)(2), is maintenance of a minimum closing bid price of $1.00. On April 19, 2024, the closing market price per share of our Class A Common Stock was $0.43, as reported by The Nasdaq Capital Market.
On October 12, 2023, the Company received a letter (the “Notice”) from the listing qualifications staff (the “Staff”) of Nasdaq notifying the Company that it is not in compliance with the minimum bid price requirement set forth in Nasdaq Listing Rule 5450(a)(1) (the “Bid Price Rule”) for continued listing. The Bid Price Rule requires listed securities to maintain a minimum bid price of $1.00 per share, and Nasdaq Listing Rule 5810(c)(3)(A) (the “Compliance Period Rule”) provides that a failure to meet the minimum bid price requirement exists if the deficiency continues for a period of 30 consecutive business days. In accordance with the Compliance Period Rule, the Company had 180 calendar days, or until April 9, 2024, to regain compliance with the Bid Price Rule. On February 9, 2024, the Company applied to transfer the listing of its Common Stock from The Nasdaq Global Market to The Nasdaq Capital Market in conjunction with requesting an additional 180-calendar day grace period to regain compliance with the Bid Price Rule. On March 7, 2024, the Company received notice from Nasdaq that the transfer was approved, effective March 13, 2024, and, on March 11, 2024, the Company applied for an additional 180-calendar-day period to regain compliance with the Bid Price Rule. On April 9, 2024, the Company received formal notice that Nasdaq has granted the Company’s request for an additional 180-day period, or until October 7, 2024, to regain compliance with the Bid Price Rule. If, at any time before the end of this 180-day period, the closing bid price of Class A Common Stock closes at or above $1.00 per share for a minimum of 10 consecutive business days, the Staff will provide written notification that the Company has achieved compliance with the Bid Price Rule.
If Nasdaq delists the Class A Common Stock from trading on its exchange for failure to meet the listing standards, the Company and its stockholders could face significant negative consequences including:
•a limited availability of market quotations for our Class A Common Stock;
•reduced liquidity for our Class A Common Stock;
•a determination that the shares of Class A Common Stock are “penny stock” which will require brokers trading in Class A Common Stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;
•a limited amount of news and analyst coverage; and
•a decreased ability to issue additional securities or obtain additional financing in the future.
Furthermore, if our Class A Common Stock ceases to be listed on any of the New York Stock Exchange, the Nasdaq Global Market, the Nasdaq Global Select Market or the Nasdaq Capital Market (or any of their respective successors or related exchanges), such delisting would constitute a fundamental change under the Indenture that would require the Company to redeem the Convertible Note prior to maturity for an amount in cash equal to the principal amount of the Convertible Note plus accrued and unpaid interest to the redemption date. As of December 31, 2023, the Company had cash and cash equivalents, together with short-term investments and restricted cash, of $554 million, compared to $528.6 million principal amount outstanding under the Convertible Note. If the Company is required to redeem the Convertible Note prior to maturity, the Company may not have sufficient available cash and cash equivalents or be able to obtain additional liquidity, on acceptable terms or at all, to enable the Company to redeem or refinance the Convertible Note. Failure to redeem the Convertible Note would be an event of default entitling the noteholder to accelerate the amounts outstanding under the Convertible Note. If the Company is unable to repay or refinance such accelerated debt under the Convertible Note, the Company could become insolvent and seek to file for bankruptcy protection, which would have a material adverse effect on our business, financial condition and results of operations.
Finally, the National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because our Class A Common Stock and Warrants are listed on the Nasdaq Capital Market, our Class A Common Stock and Warrants are covered securities. Although the states are preempted from regulating the sale of our securities for so long as they are covered securities, the federal statute allows states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. Further, if we were no longer listed on the Nasdaq Capital Market or another national securities exchange, our securities would not be covered securities and we would be subject to regulation in each state in which we offer our securities.

Better Home & Finance Holding Company 2024 Proxy Statement	13

Proposal 2 - Approval of One or More Amendments to Our Amended and Restated Certificate of Incorporation to Effect One or More Reverse Stock Splits
In light of the factors mentioned above, our Board approved the proposed Amendments to effect one or more Reverse Stock Splits as a potential means of increasing and maintaining the price of our Class A Common Stock above $1.00 per share in compliance with the Bid Price Rule for the required time period. If the closing bid price of our Class A Common Stock on The Nasdaq Capital Market reaches a minimum of $1.00 per share and remains at or above that level for a minimum of 10 consecutive trading days (or longer, if required by the Staff), our Board may decide to abandon the filing of the proposed Amendments with the Secretary of State.
Board Discretion to Implement the Reverse Stock Split
The Board believes that stockholder approval of a range of ratios for the Reverse Split Ratio (as opposed to a single Reverse Split Ratio) and to authorize one or more Reverse Stock Split Amendments is in the best interests of our Company and stockholders because it is not possible to predict market conditions at the time that any Reverse Stock Split would be effected. We believe that a range of Reverse Split Ratios provides us with the most flexibility to achieve the desired results of any Reverse Stock Split through one or more Amendments. The Reverse Split Ratio to be determined by our Board (or any duly constituted committee thereof), in its sole discretion, will be a whole number in a range of one-for-two to one-for-100 and in the aggregate not more than one-for-100, inclusive. The Board reserves the right to elect not to effect any Reverse Stock Split at any time prior to the effectiveness of the filing of any Amendment with the Secretary of State, if it determines, in its sole discretion, and without further action on the part of the stockholders, that a Reverse Stock Split is no longer in the best interests of the Company and its stockholders
In determining any applicable Reverse Split Ratio and whether and when to effect any Reverse Stock Split pursuant to one or more Amendments following the receipt of stockholder approval, the Board may consider a number of factors, including, without limitation:
•our ability to maintain the listing of our Class A Common Stock on The Nasdaq Capital Market;
•the historical trading price and trading volume of our Class A Common Stock;
•the number of shares of our Class A Common Stock outstanding immediately before and after the Reverse Stock Split;
•the dilutive impact of any potential exercise of the Company’s outstanding Warrants and the related impact on the trading price of the Company’s Class A Common Stock;
•the then-prevailing trading price and trading volume of our Class A Common Stock and the anticipated impact of a Reverse Stock Split on the trading price and trading volume of our Class A Common Stock in the short- and long-term;
•the anticipated impact of a particular Reverse Split Ratio on the Company’s ability to reduce administrative and transactional costs;
•the anticipated impact of a particular Reverse Split Ratio on the number of holders of our Class A Common Stock; and
•prevailing general market, legal and economic conditions.
We believe that granting the Board (or any duly constituted committee thereof) the authority to elect to implement one or more Reverse Stock Splits through one or more Amendments at various Reverse Split Ratios (subject to the aggregate one-for-100 limitation) is essential because it allows us to take these factors into consideration and to react to changing market, legal and economic conditions. If our Board (or any duly constituted committee thereof) chooses to implement one or more Reverse Stock Splits, we will make a public announcement regarding the determination of each such Reverse Stock Split and the applicable Reverse Split Ratio.
Risks Associated with any Reverse Stock Split
There are risks associated with any Reverse Stock Split, including that a Reverse Stock Split may not result in a sustained increase in the per-share price of our Class A Common Stock. There is no assurance that:
•the market price per share of our Class A Common Stock after any Reverse Stock Split will rise in proportion to the reduction in the number of shares of our Class A Common Stock outstanding as a result of such Reverse Stock Split;

14	Better Home & Finance Holding Company 2024 Proxy Statement

Proposal 2 - Approval of One or More Amendments to Our Amended and Restated Certificate of Incorporation to Effect One or More Reverse Stock Splits
•any Reverse Stock Split will result in a per-share price that will increase the level of investment in our Class A Common Stock by institutional investors or increase analyst and broker interest in our Company;
•any Reverse Stock Split will result in a per-share price that will increase our ability to attract and retain employees and other service providers; and
•the market price per share will either exceed or remain in excess of the $1.00 minimum bid price as required by the Bid Price Rule, or that we will otherwise meet the requirements of Nasdaq for continued inclusion for trading on The Nasdaq Capital Market.
We expect that, if implemented, each Reverse Stock Split will increase the market price of our Class A Common Stock; however, stockholders should note that the effect of such Reverse Stock Split, if any, upon the market price of our Class A Common Stock cannot be predicted with any certainty, and the outcomes of reverse stock splits for other companies are varied. In particular, we cannot assure you that the per-share price of Class A Common Stock after any Reverse Stock Split will increase in the same proportion as the reduction in the number of shares of our Class A Common Stock outstanding as a result of such Reverse Stock Split. Furthermore, even if the market price of our Class A Common Stock does rise following a Reverse Stock Split, we cannot assure you that such increased per-share price will be maintained for any period of time, including as required to regain compliance with the Nasdaq Listing Rules.
Even if an increased per-share price can be maintained, a Reverse Stock Split may not achieve the desired results that have been outlined above. For example, a Reverse Stock Split may not result in a per-share price that would attract investors who do not trade in lower priced stocks. Although we believe one or more Reverse Stock Splits may enhance the marketability of our Class A Common Stock to certain potential investors, we cannot assure you that, if implemented, our Class A Common Stock will be more attractive to investors, some of which may view a Reverse Stock Split negatively, or increase analyst and broker interest in our Company. We also cannot assure that one or more Reverse Stock Splits will result in a per-share price of Class A Common Stock that will increase our ability to attract and retain employees and other service providers.
Even if we implement one or more Reverse Stock Splits, the market price of Class A Common Stock may decrease due to factors, unrelated to such Reverse Stock Split(s), including our future performance or general market trends. If a Reverse Stock Split is effected and the market price of our Class A Common Stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a Reverse Stock Split. The total market capitalization of our Class A Common Stock after implementation of a Reverse Stock Split, when and if implemented, may also be lower than the total market capitalization before such Reverse Stock Split.
Furthermore, the liquidity of our Class A Common Stock could be adversely affected by the reduced number of shares that would be outstanding after any Reverse Stock Split, particularly if the per-share price does not increase as expected as a result of such Reverse Stock Split. Additionally, if a Reverse Stock Split is implemented, it will increase the number of our stockholders who own “odd lots” of fewer than 100 shares of Class A Common Stock. Brokerage commissions and other costs of transactions in odd lots are generally higher than the costs of transactions of more than 100 shares of common stock. Accordingly, a Reverse Stock Split may not achieve the desired results of increasing marketability of our Class A Common Stock as described above.
While we expect that one or more Reverse Stock Splits will be sufficient to maintain our listing on The Nasdaq Capital Market, it is possible that, even if such Reverse Stock Split(s) results in a bid price for our Class A Common Stock that exceeds $1.00 per share for the required period of time, we may not be able to continue to satisfy Nasdaq’s other criteria for continued listing of our Class A Common Stock on The Nasdaq Capital Market.
Principal Effects of any Reverse Stock Split
If the proposal to authorize one or more Amendments (the "Reverse Stock Split Proposal") is approved and any Reverse Stock Split is effected, (i) (a) each holder of Class A Common Stock will receive a number of shares of Class A Common Stock equal to (x) the number of shares of Class A Common Stock held immediately before such Reverse Stock Split multiplied by (y) the applicable Reverse Split Ratio, (b) each holder of Class B Common Stock will receive a number of shares of Class B Common Stock equal to (x) the number of shares of Class B Common Stock held immediately before such Reverse Stock Split multiplied by (y) the applicable Reverse Split Ratio and (c) each holder of Class C Common Stock will receive a number of shares of Class C Common Stock equal to (x) the number of shares of Class C Common Stock held immediately before such Reverse Stock Split multiplied by (y) the applicable Reverse Split Ratio and (ii) the number of authorized shares of Class A Common Stock, Class B Common Stock and Class C Common Stock will be reduced proportionately with the applicable Reverse Split Ratio.

Better Home & Finance Holding Company 2024 Proxy Statement	15

Proposal 2 - Approval of One or More Amendments to Our Amended and Restated Certificate of Incorporation to Effect One or More Reverse Stock Splits
Each Reverse Stock Split will be effected simultaneously for all issued and outstanding shares of Class A Common Stock, Class B Common Stock and Class C Common Stock. Each Reverse Stock Split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in the Company, except to the extent that such Reverse Stock Split results in any of our stockholders owning a fractional share that is paid out in cash as further described below. After any such Reverse Stock Split, the shares of our Class A Common Stock, Class B Common Stock and Class C Common Stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects as now authorized. Common Stock issued pursuant to any Reverse Stock Split will remain fully paid and non-assessable. A Reverse Stock Split will not affect the Company’s periodic reporting requirements under the Exchange Act. The Company has not issued any outstanding certificated shares of Class A Common Stock, Class B Common Stock or Class C Common Stock as of March 13, 2024, and does not expect to issue any certificated shares prior to the effectiveness of any one or more Reverse Stock Splits.
The chart below outlines the capital structure as described in this proposal and prior to and immediately following a possible Reverse Stock Split if such Reverse Stock Split is effected at a ratio of 1-for-5, 1-for-10, 1-for-20, 1-for-50 or 1-for-100 based on share information as of the close of business on March 13, 2024. The below chart does not give effect to the treatment of fractional shares following the Reverse Stock Split and does not give effect to any other changes, including any issuance of securities, after March 13, 2024.

Class A
	Number of shares of Common Stock before Reverse Stock Split	1-for-5	1-for-10	1-for-20	1-for-50	1-for-100
Authorized	1,800,000,000	360,000,000	180,000,000	90,000,000	36,000,000	18,000,000
Issued and Outstanding	391,152,585	78,230,517	39,115,258	19,557,629	7,823,051	3,911,525
Issuable under the Warrants	9,808,405	1,961,681	980,840	490,420	196,168	98,084
Issuable under Outstanding RSUs	5,181,682	1,036,336	518,168	259,084	103,633	51,816
Reserved for Issuance for Incentive Plans(1)	107,044,293	21,408,858	10,704,429	5,352,214	2,140,885	1,070,442
Reserved for Issuance for Convertible Note(2)	57,454,939	11,490,987	5,745,493	2,872,746	1,149,098	574,549
Authorized but Unissued(3)	1,408,847,415	281,769,483	140,884,741	70,442,370	28,176,948	14,088,474

Class B
	Number of shares of Common Stock before Reverse Stock Split	1-for-5	1-for-10	1-for-20	1-for-50	1-for-100
Authorized	700,000,000	140,000,000	70,000,000	35,000,000	14,000,000	7,000,000
Issued and Outstanding	292,894,465	58,578,893	29,289,446	14,644,723	5,857,889	2,928,944
Issuable under Outstanding Stock Options	34,936,027	6,987,205	3,493,602	1,746,801	698,720	349,360
Issuable under Outstanding RSUs	9,905,635	1,981,127	990,563	495,281	198,112	99,056
Authorized but Unissued(4)	N/A	N/A	N/A	N/A	N/A	N/A

Class C
	Number of shares of Common Stock before Reverse Stock Split	1-for-5	1-for-10	1-for-20	1-for-50	1-for-100
Authorized	800,000,000	160,000,000	80,000,000	40,000,000	16,000,000	8,000,000
Issued and Outstanding	71,877,283	14,375,456	7,187,728	3,593,864	1,437,545	718,772
Authorized but Unissued	728,122,717	145,624,544	72,812,272	36,406,136	14,562,455	7,281,228

16	Better Home & Finance Holding Company 2024 Proxy Statement

Proposal 2 - Approval of One or More Amendments to Our Amended and Restated Certificate of Incorporation to Effect One or More Reverse Stock Splits

(1)    Shares reserved for future issuance under the Company’s existing equity incentive plans.
(2)     Shares reserved for issuance for Convertible Note, assuming a $9.20 First Anniversary VWAP (as defined in the Indenture) based on an $8.00 floor.
(3)     Shares authorized but unissued represent Class A Common Stock available for future issuance beyond shares outstanding as of March 13, 2024, and shares issuable under the Warrants, RSUs, Stock Options and Convertible Note.
(4)    After closing of the Business Combination, no additional Class B Common Stock may be issued under the Amended and Restated Certificate of Incorporation (other than in respect of equity awards outstanding on such closing date).

Effect on Outstanding Equity Incentive Plans, Warrants and the Convertible Note
The Company maintains the 2016 Plan, the 2017 Plan, the 2023 Plan and the Better Home & Finance Holding Company 2023 Employee Stock Purchase Plan (the "ESPP" and together with the 2016 Plan, 2017 Plan and 2023 Plan, the "Equity Plans"), which are designed primarily to provide stock-based incentives to individual service providers of the Company. As of March 13, 2024, there were no stock purchase rights outstanding under the ESPP and Stock Options to purchase 34,936,027 shares of our Class B Common Stock and RSUs eligible to vest and settle for up to 5,181,682 shares of Class A Common Stock and up to 9,905,635 shares of Class B Common Stock were outstanding under the other Equity Plans. In the event of a Reverse Stock Split, our Board will determine appropriate adjustments to awards granted and share-based limits under the Equity Plans in accordance with the terms of the Equity Plans. Accordingly, if the Reverse Stock Split Proposal is approved by our stockholders and our Board decides to implement a Reverse Stock Split, as of the applicable Effective Time (as defined below), (i) the number of shares of Class A Common Stock or Class B Common Stock issuable upon exercise or vesting of such awards under the Equity Plans would be proportionally reduced based on the applicable Reverse Split Ratio determined by our Board for such Amendment and (ii) and any per-share exercise price applicable to such awards would be proportionally increased based on applicable Reverse Split Ratio determined by our Board for such Amendment, subject to the terms of the applicable Equity Plan and the award agreement. In addition, the number of shares available for future issuance and any share-based award limits under the Equity Plans will be proportionately reduced based on the applicable Reverse Split Ratio determined by our Board for such Amendment. All outstanding RSUs and Stock Options to purchase shares of our Class A Common Stock and Class B Common Stock, including any held by our officers and directors, would be adjusted as a result of the Reverse Stock Split such that the number of shares issuable upon the exercise or vesting of each award would be reduced, and the exercise price per share would be increased, in accordance with the terms of each instrument and based on the ratio of such Reverse Stock Split (rounded down to the nearest whole share in the case of shares and up to the nearest whole cent in the case of exercise prices, as applicable).
The Company has issued Warrants to purchase shares of Class A Common Stock. As of March 13, 2024, outstanding Warrants were exercisable for up to 9,808,405 shares of Class A Common Stock. In addition, we have issued the Convertible Note convertible into shares of our Class A Common Stock. Assuming the Convertible Note converted at the lowest contractual Conversion Rate (as defined in the Indenture), which is a First Anniversary VWAP (as defined in the Indenture) of $9.20 per share based on 115% of the $8 per share floor, the Convertible Note would be convertible into up to 57,454,939 shares of Class A Common Stock. If the Reverse Stock Split Proposal is approved by our stockholders and our Board decides to implement a Reverse Stock Split, as of the Effective Time, then the Indenture provides that the Conversion Rate will be adjusted and, as a result, the number of shares issuable upon conversion of the Convertible Note will be reduced proportionally, based on the applicable Reverse Split Ratio determined by our Board for such Amendment.
If the Reverse Stock Split Proposal is approved by our stockholders and our Board decides to implement a Reverse Stock Split, as of the Effective Time, then the Company's warrant agreement, dated as of March 3, 2021, provides that the number of shares issuable upon exercise of each Warrant will similarly be reduced proportionally based on such Reverse Stock Ratio; provided, however, that if any holder of Warrants would be entitled, upon the exercise of such Warrants after the Effective Time, to receive a fractional interest in a share of Class A Common Stock, the Company shall, upon such exercise, round down to the nearest whole number the number of shares of Class A Common Stock to be issued to such holder.
Our Board has also authorized the Company to effect any other changes to the Equity Plans, the Convertible Note or the Warrants as necessary, desirable or appropriate to give effect to the Reverse Stock Split, including any applicable technical, conforming changes.
Procedure for Effecting a Reverse Stock Split
If the Reverse Stock Split Proposal is approved by the Company’s stockholders and the Board determines to effect a Reverse Stock Split, such Reverse Stock Split will become effective upon filing of the applicable Amendment related to such Reverse Stock Split with the Secretary of State (the “Effective Time”). At the applicable Effective Time, shares of Class A Common Stock, Class B Common Stock and Class C Common Stock issued and outstanding immediately prior thereto will be combined, automatically and without any action on the part of the stockholders, into new shares of Class A Common Stock, Class B Common Stock and Class C Common Stock, as applicable, in accordance with the particular Reverse Split Ratio

Better Home & Finance Holding Company 2024 Proxy Statement	17

Proposal 2 - Approval of One or More Amendments to Our Amended and Restated Certificate of Incorporation to Effect One or More Reverse Stock Splits
contained in the applicable Amendment.
As soon as practicable after the applicable Effective Time, stockholders of record will be notified by our transfer agent that a Reverse Stock Split has been effected. If you hold shares of Class A Common Stock, Class B Common Stock or Class C Common Stock in book-entry form, you will not need to take any action to receive post-Reverse Stock Split shares of our Common Stock. As soon as practicable after the Effective Time, the Company’s transfer agent will send to your registered address a transmittal letter along with a statement of ownership indicating the number of post-Reverse Stock Split shares of Common Stock you hold.
Beneficial Holders of Class A Common Stock
Upon the implementation of any Reverse Stock Split, we intend to treat shares of Class A Common Stock held by stockholders in “street name” (i.e., through a bank, broker, custodian, or other nominee), in the same manner as registered “book-entry” holders of Class A Common Stock, Class B Common Stock and Class C Common Stock. Banks, brokers, custodians or other nominees will be instructed to effect such Reverse Stock Split for their beneficial holders holding our Class A Common Stock in street name. However, these banks, brokers, custodians or other nominees may have different procedures than registered stockholders for processing a Reverse Stock Split and for the treatment of fractional shares. If a stockholder holds shares of our Class A Common Stock with a bank, broker, custodian, or other nominee and has any questions in this regard, stockholders are encouraged to contact their bank, broker, custodian, or other nominee.
Fractional Shares
No scrip or fractional shares would be issued if, as a result of any Reverse Stock Split, a stockholder would otherwise become entitled to a fractional share. Instead, each stockholder will be entitled to receive a cash payment (as described below) equal to the fraction of which such stockholder would otherwise be entitled multiplied by the closing price per share of Class A Common Stock on the date of the Effective Time as reported by The Nasdaq Capital Market (as adjusted to give effect to the applicable Reverse Stock Split). No transaction costs would be assessed to stockholders for the cash payment. Stockholders would not be entitled to receive interest for their fractional shares for the period of time between the Effective Time and the date payment is received.

The Company’s transfer agent will aggregate all fractional shares of Class A Common Stock, Class B Common Stock and Class C Common stock, convert any shares of Class B Common Stock or Class C Common Stock to Class A Common Stock and sell all such shares as Class A Common Stock as soon as practicable after the Effective Time at the then-prevailing prices on the open market, on behalf of those stockholders who would otherwise be entitled to receive a fractional share of Class A Common Stock, Class B Common Stock or Class C Common Stock, and after the transfer agent’s completion of such sale, such stockholders shall receive a cash payment (without interest) from the transfer agent in an amount equal to their respective pro rata shares of the total net proceeds of that sale.

After any Reverse Stock Split, then-current stockholders would have no further interest in our Company with respect to their fractional shares. A person entitled to a fractional share would not have any voting, dividend or other rights in respect of their fractional share except to receive the cash payment as described above. Such cash payments would reduce the number of post-Reverse Stock Split stockholders to the extent that there are stockholders holding fewer than that number of pre-Reverse Stock Split Shares within the Reverse Split Ratio determined by the Board. Reducing the number of post-Reverse Stock Split stockholders, however, is not the purpose of the Reverse Stock Split Proposal.
Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders reside, where we are incorporated and where the funds for fractional shares would be deposited, sums due to stockholders in payment for fractional shares that are not timely claimed after the Effective Time may be required to be paid to the designated agent for each such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds may have to seek to obtain them directly from the state to which they were paid.
Accounting Matters
If a Reverse Stock Split is effected, the par value per share of our Class A Common Stock, Class B Common Stock and Class C Common Stock will remain unchanged at $0.0001. Accordingly, at the Effective Time, the stated capital on the Company’s consolidated balance sheets attributable to our Class A Common Stock, Class B Common Stock and Class C Common Stock will be reduced proportionally based on the applicable Reverse Split Ratio determined by the Board, and the additional paid-in capital component will be increased with the amount by which the stated capital is reduced. In addition, cash paid to the stockholders for the fractional shares to which they would have been entitled from the applicable Reverse Stock Split will be recorded as a reduction to the additional paid-in capital account. The per share net income or loss of our Class A Common Stock, Class B Common Stock and Class C Common Stock will be increased because there will be fewer shares of Common Stock outstanding. The effects of any Reverse Stock Split will be applied retrospectively to the Company’s consolidated

18	Better Home & Finance Holding Company 2024 Proxy Statement

Proposal 2 - Approval of One or More Amendments to Our Amended and Restated Certificate of Incorporation to Effect One or More Reverse Stock Splits
balance sheets, consolidated statements of changes in stockholders’ equity (deficit), and per-share amounts for all periods presented for all financial statements not yet issued. We do not anticipate that any other material accounting consequences would arise as a result of any Reverse Stock Split.
No Dissenters’ Rights of Appraisal
Under the DGCL, the Company’s stockholders will not be entitled to dissenters’ rights of appraisal with respect to any Reverse Stock Split, and we do not intend to independently provide stockholders with any such right or any similar right.
No Going Private Transaction
Notwithstanding the decrease in the number of outstanding shares of Common Stock following any Reverse Stock Split, the Board does not intend for such transaction to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 under the Exchange Act.
Interests of Certain Persons in the Proposal
Certain of our officers and directors have an interest in the Reverse Stock Split Proposal as a result of their ownership of shares of our Common Stock, as set forth below in the section entitled "Ownership of Our Common Stock." However, we do not believe that our officers or directors have interests in the Reverse Stock Split Proposal that are different from or greater than those of any of our other stockholders. Directors and officers, certain senior employees, and significant stockholders, who together hold a majority of the voting power of our outstanding Common Stock, have indicated that they will vote to approve the reverse stock splits at the Company’s 2024 Annual Meeting.
Material U.S. Federal Income Tax Consequences of the Reverse Stock Split
The following discussion describes the anticipated material U.S. Federal income tax consequences to “holders” of Common Stock relating to a Reverse Stock Split. This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations, judicial authorities, published positions of the U.S. Internal Revenue Service (the "IRS"), and other applicable authorities, all as currently in effect and all of which are subject to change or differing interpretations (possibly with retroactive effect). There can be no assurance that the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of any proposed Reverse Stock Split. The following discussion is for information purposes only and is not intended as tax or legal advice. Each holder should seek advice based on the holder’s particular circumstances from an independent tax advisor.
Each stockholder should consult his, her or its own tax advisors concerning the particular U.S. Federal tax consequences of any proposed Reverse Stock Split, as well as the consequences arising under the laws of any other taxing jurisdiction, including any state, local or foreign tax consequence as it relates to the ownership, purchase, or disposition of Common Stock.
This discussion does not address all of the tax consequences that may be relevant to a particular Company stockholder or to Company stockholders that are subject to special treatment under U.S. Federal income tax laws including, but not limited to, banks, financial institutions, tax-exempt organizations, insurance companies, regulated investment companies, real estate investment trusts, entities such as partnerships or S-Corporations that are treated as “flow-through” entities, or entities that are disregarded as separate from their owners for tax purposes, persons that are broker-dealers, traders in securities who elect the mark-to-market method of accounting for their securities, persons holding their shares of Common Stock as part of a “straddle,” “hedge,” “conversion transaction,” or other integrated transaction, U.S. expatriates, persons whose shares constitute qualified small business stock” for purposes of Code section 1202, persons who acquired Common Stock in connection with employment or the performance of services, or persons who hold their Common Stock through individual retirement or other tax-deferred accounts. This discussion also does not address the tax consequences to the Company, or to Company stockholders that own 5% or more of the Common Stock, or are affiliates of Company. In addition, this discussion does not address other U.S. Federal taxes (such as gift or estate taxes or alternative minimum taxes), the tax consequences of a Reverse Stock Split under state, local, or foreign tax laws or certain tax reporting requirements that may be applicable with respect to such Reverse Stock Split. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences set forth below.
If a partnership (or other entity or arrangement treated as a partnership for U.S. Federal income tax purposes) is a Company stockholder, the tax treatment of a partner will generally depend upon the status of the person and the activities of the partnership or other entity or arrangement treated as a partnership for U.S. Federal income tax purposes.

Better Home & Finance Holding Company 2024 Proxy Statement	19

Proposal 2 - Approval of One or More Amendments to Our Amended and Restated Certificate of Incorporation to Effect One or More Reverse Stock Splits
Tax Consequences of a Reverse Stock Split
Each Reverse Stock Split should constitute a “recapitalization” for U.S. Federal income tax purposes. Except as described below with respect to cash received in lieu of a fractional share, holders should not recognize gain or loss as a result of any Reverse Stock Split. A holder’s aggregate tax basis in the shares of the Common Stock received pursuant to a Reverse Stock Split should equal the holder’s aggregate tax basis in the shares of the Common Stock surrendered (excluding any portion of such basis that is allocated to any fractional share of Common Stock), and such holder’s holding period in the shares of the Common Stock received should include the holding period of the shares of the Common Stock surrendered. Treasury regulations promulgated under the Code provide detailed rules for allocating the tax basis and holding period of shares of Common Stock surrendered pursuant to any Reverse Stock Split to shares of Common Stock received pursuant to such Reverse Stock Split. Holders holding shares of Common Stock that were acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.
The receipt of cash in lieu of fractional shares of Common Stock pursuant to any Reverse Stock Split will be a taxable transaction for U.S. Federal income tax purposes. A holder who receives cash in exchange for a fractional share will generally recognize gain or loss for U.S. Federal income tax purposes equal to the difference, if any, between the amount of cash received in lieu of the fractional share and the portion of the holder’s adjusted tax basis allocated to the fractional share exchanged. If a holder is not treated as a U.S. resident for U.S. federal income tax purposes and is not present in the United States for 183 or more days in the taxable year of the sale, it will generally only be subject to tax on any such gain if the gain effectively connected with such holder’s conduct of a trade or business in the United States.

Information Reporting and Backup Withholding
Cash payments received by a holder of Common Stock pursuant to any Reverse Stock Split may be subject to information reporting and may also be subject to backup withholding at the applicable rate specified by the U.S. Internal Revenue Service (currently 24%) if the holder fails to comply with certain certification procedures or otherwise establish an exemption from backup withholding. Backup withholding is not an additional U.S. Federal income tax. Rather, the U.S. Federal income tax liability of the person subject to backup withholding will be reduced by the amount of the tax withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained provided that the required information is timely furnished to the IRS.
Vote Required to Approve the Amendments
An affirmative vote of the majority of the voting power of all of the outstanding shares of Class A Common Stock and Class B Common Stock, voting together as a single class, is required to approve the proposal to authorize one or more of the Amendments. Abstentions will have the same effect as votes against this proposal. No broker non-votes are expected to exist in connection with this proposal.

☑	The Board recommends that stockholders vote FOR the proposal to authorize one or more Amendments to effect one or more Reverse Stock Splits.

20	Better Home & Finance Holding Company 2024 Proxy Statement

Proposal 3 – Approval of an Amendment to Our Amended and Restated Certificate of Incorporation to Permit Officer Exculpation

General
Our Board has adopted and is recommending that our stockholders approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to permit officer exculpation (such amendment, the “Officer Exculpation Amendment”). The proposed Officer Exculpation Amendment, which would be filed with the Secretary of State, will be substantially in the form of Appendix B attached to this Proxy Statement.
Effective August 1, 2022, the State of Delaware, our state of incorporation, adopted amendments to Section 102(b)(7) of the DGCL that enable Delaware corporations to limit the liability of certain of their senior officers in limited circumstances. Prior to this, Section 102(b)(7) of the DGCL permitted Delaware corporations to exculpate directors from personal liability for monetary damages associated with breaches of the duty of care, but that protection did not extend to a Delaware corporation’s officers. As amended, Section 102(b)(7) of the DGCL now permits exculpation of officers but only for direct claims (as opposed to claims brought by a company itself or derivative claims made by stockholders on behalf of a company). In addition, as provided in amended Section 102(b)(7) of the DGCL, exculpation is not permitted for either directors or officers in connection with (i) breaches of the duty of loyalty, (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law or (iii) any transaction in which the director or officer derived an improper personal benefit.
In light of this update and after careful consideration, the Board has determined it advisable and in the best interests of the Company and its stockholders to amend Section 9.1 of the Company’s Amended and Restated Certificate of Incorporation in order to permit exculpation of certain of the Company’s senior officers such that both directors and officers would be protected from monetary liability for fiduciary duty breaches to the extent permitted by the DGCL.
Purpose of the Officer Exculpation Provision
On March 22, 2024, the Board approved the proposed Officer Exculpation Amendment. The Board believes that adopting an officer exculpation provision that is aligned with Delaware law would enhance our officers’ ability to make value-enhancing decisions for the Company and its stockholders. Our senior officers are often called upon to quickly respond to time-sensitive challenges and opportunities that, in the current litigious environment, carry with them a risk of costly claims, actions, suits or proceedings, regardless of the merit of the claims. Limiting concern about personal financial risk would empower our officers to best exercise their business judgment in furtherance of stockholder interests while minimizing the potential distraction posed by frivolous lawsuits and related costs that may be incurred by the Company either directly, through indemnification, or indirectly, through higher insurance premiums. The Board also believes that the proposed Officer Exculpation Amendment would not negatively impact stockholder rights in that it would continue to allow cases with merit to proceed with respect to breach of fiduciary duty claims that fall outside of the narrow scope of Section 102(b)(7) of the DGCL. Further, the Board anticipates that similar officer exculpation provisions are likely to continue to be adopted by the Company’s peers and others with whom the Company competes for executive talent. As a result, failing to adopt such a provision could adversely impact the Company’s ability to attract and retain highly qualified officer candidates.
Therefore, taking into account the narrow class and type of claims for which officers’ liability would be exculpated under Delaware law, and the benefits the Board believes would accrue to the Company and its stockholders in the form of an enhanced ability on the part its officers to exercise business judgement and on the part of the Company to attract and retain talented officers, the Board believes that amending the Company’s Amended and Restated Certificate of Incorporation to permit officer exculpation as described herein is in the best interests of the Company and its stockholders.
Vote Required to Approve the Officer Exculpation Amendment
An affirmative vote of the majority of the voting power of all of the outstanding shares of Class A Common Stock and Class B Common Stock, voting together as a single class, is required to approve the proposal to authorize the Officer Exculpation Amendment. Abstentions and broker non-votes will have the same effect as votes against this proposal.

☑	The Board recommends that stockholders vote FOR the proposal to authorize the Officer Exculpation Amendment to permit officer exculpation.

Better Home & Finance Holding Company 2024 Proxy Statement	21

Proposal 4 - Ratification of Appointment of Independent Registered Public Accounting Firm
Our Audit Committee has appointed Deloitte & Touche LLP ("Deloitte") as the Company’s independent registered public accounting firm for fiscal year ending December 31, 2024. Our Audit Committee believes that Deloitte is well-qualified and that the ratification of appointment is in the best interests of the Company and its stockholders.
Deloitte has served as the independent registered public accounting firm for Pre-Business Combination Better since 2020 and Better Home & Finance since the Closing of the Business Combination in August 2023. We are not required to have our stockholders ratify the appointment of Deloitte as our independent registered public accounting firm, but we are doing so because we believe it is a good corporate practice. The Audit Committee will consider, but is not obligated to abide by the outcome of this vote in determining whether to engage Deloitte in 2025 or another independent registered public accounting firm without submitting the matter to our stockholders. The Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in our and our stockholders' best interests. A representative of Deloitte will be present at the 2024 Annual Meeting with the opportunity to make a statement if he or she so desires and to respond to appropriate questions which are submitted in advance.
The Audit Committee is responsible for the appointment, retention, compensation and oversight of the independent registered public accounting firm and annually reviews the firm's qualifications. In support of these reviews, the Audit Committee considers, among other things:
•the firm's performance in preparing or issuing an audit report or performing other audit, review or attest services for the Company;
•the firm's independence and objectivity;
•the firm's proposed audit scope for adequacy of coverage; and
•the firm's internal quality-control procedures and other data on audit quality and performance.
Vote Required to Approve the Proposal
An affirmative vote of the majority of the voting power of the shares of Class A Common Stock and Class B Common Stock present or represented by proxy and entitled to vote on the proposal is required to approve this proposal. Under applicable Delaware law and our Bylaws, abstentions are counted as shares present at the 2024 Annual Meeting and entitled to vote on this proposal and therefore will have the same effect as a vote “against” this proposal. No broker non-votes are expected to exist in connection with this proposal.

☑	The Board recommends that stockholders vote FOR the ratification of the appointment of Deloitte Touche LLP as our independent registered public accounting firm for fiscal year 2024.

22	Better Home & Finance Holding Company 2024 Proxy Statement

Audit and Other Fees
Fees for professional services performed by the Company’s independent registered public accounting firm, Deloitte, during fiscal years 2023 and 2022, including prior to the Closing of the Business Combination, were as follows:

Audit and Other Fees (in thousands)	2023	2022
Audit fees	$5,114	$3,367
Audit-related fees	$144	$1,394
Tax fees	$274	$745
All other fees	$—	$6
Total	$5,532	$5,512
Audit Fees. Fees in 2023 and 2022 include fees for the audit of consolidated annual financial statements, the review of interim financial statements included in the Company's registration statements on Form S-8, Form S-4 and Form S-1 and quarterly reports on Form 10-Q and the performance of audits in accordance with statutory requirements. Fees in 2023 and 2022 also include fees for services normally provided by an independent registered public accounting firm related to the Business Combination, including consents related to the filing of the registration statements on Form S-4 and S-1.

Audit-Related Fees. Fees in 2023 and 2022 include audit-related fees for services performed in connection with the document requests from the Division of Enforcement of the SEC and subsequent SEC investigation procedures.
Tax Fees. In 2023, tax fees included approximately $89 thousand for U.S. and non-U.S. tax compliance services and approximately $185 thousand for tax consulting and advisory services. In 2022, tax fees included approximately $358 thousand for U.S. and non-U.S. tax compliance services and approximately $387 thousand for tax consulting and advisory services.
All Other Fees. In 2022, all other fees consisted of accounting research software.
Pre-Approval of Fees
Our Audit Committee’s charter provides that the Audit Committee has the sole authority to pre-approve, or to adopt appropriate procedures to pre-approve, all audit and non-audit services to be provided by the independent auditors as permitted by Section 10A of the Exchange Act and to approve all related fees and other terms of engagement.

Better Home & Finance Holding Company 2024 Proxy Statement	23

Audit Committee Report
The Audit Committee has reviewed and discussed with management of the Company and Deloitte, the independent registered public accounting firm for the Company, the audited financial statements of the Company contained in our 2023 Annual Report (the “Audited Financial Statements”).
The Audit Committee has discussed with Deloitte the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.
The Audit Committee has: (i) considered whether non-audit services provided by Deloitte are compatible with its independence; (ii) received the written disclosures and the letter from Deloitte required by the applicable requirements of the PCAOB regarding Deloitte’s communications with the Audit Committee concerning independence; and (iii) discussed with Deloitte its independence.
Based on the reviews and discussions described above, the Audit Committee recommended to the Board that the Audited Financial Statements be included in the 2023 Annual Report, for filing with the SEC.
The Audit Committee operates pursuant to a charter that was approved by the Board. A copy of the Audit Committee Charter is available on the corporate governance section of our website, available on the “Investor Relations—Governance—Governance Documents” portion of our website, www.better.com.
Submitted by the Audit Committee of the Board of Directors,
Steven Sarracino, Chair
Michael Farello
Harit Talwar

24	Better Home & Finance Holding Company 2024 Proxy Statement

Executive Compensation
This Executive Compensation section describes compensation awarded to, earned by or paid to our named executive officers (the "NEOs"), for the fiscal years ended December 31, 2023 and December 31, 2022. As an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, we are not required to include a Compensation Discussion and Analysis and have opted to comply with the executive compensation disclosure requirements applicable to emerging growth companies.
Prior to the Closing of the Business Combination on August 22, 2023, Pre-Business Combination Better was a private company. Better became a reporting company under the Exchange Act in connection with the Business Combination with Aurora, which was a special purpose acquisition company. This section of the Proxy Statement primarily describes the compensation received by our PEO (as defined below) and two next highest compensated executive officers for the year ended December 31, 2023. Information presented for periods prior to the completion of the Business Combination reflects the historical compensation philosophy, strategy and program designed by Pre-Business Combination Better and approved by its board of directors, as well as the consideration of such factors as they determined were appropriate for an organization of Pre-Business Combination Better’s circumstances.

Named Executive Officers
Better Home & Finance's NEOs consist of (a) each individual who served as the Company's principal executive officer or acted in a similar capacity during 2023 (the "PEO") and (b) the two most highly compensated executive officers of the Company (other than the PEO) who were serving as executive officers at the end of 2023. The NEOs of the Company for 2023 are listed below.

Name	Title
Vishal Garg	Chief Executive Officer
Kevin Ryan	President and Chief Financial Officer
Nicholas Calamari	Chief Administrative Officer and Senior Counsel
Summary Compensation Table
The following table (the "Summary Compensation Table") sets forth summary information concerning the compensation of our NEOs for each of the Company's last two completed fiscal years.

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2)(3) ($)	Option Awards(2)(4) ($)	All Other Compensation ($)		Total ($)
Vishal Garg Chief Executive Officer	2023	750,000	4,850,000	—	—	810		5,600,810
	2022	750,000	—	—	—	276		750,276
Kevin Ryan President & Chief Financial Officer	2023	1,000,000	7,975,000	109,942		4,321,721	(5)	13,406,663
	2022	1,000,000	1,000,000	939,000	3,410,000	274		6,349,274
Nicholas Calamari Chief Administrative Officer & Senior Counsel	2023	750,000	435,000	450,942	—	810		1,636,752
	2022	653,788	300,000	2,970,000	—	282		3,924,070
(1)The amounts in this column include Transaction Bonuses (as defined below) paid in the following amounts in 2023: (a) to Mr. Garg, $4,850,000; (b) to Mr. Ryan, $1,475,000; and (c) to Mr. Calamari, $60,000. For more information see "Narrative to Summary Compensation Table—Elements of Compensation—Transaction Bonuses" below. In the case of Mr. Ryan, the amount reported in this column for 2023 also is comprised of the $6,000,000 retention award granted to Mr. Ryan on August 18, 2022, in recognition of his continued service to Pre-Business Combination Better, which was forgiven upon the Closing of the Business Combination in 2023, pursuant to the terms of the retention agreement. For more information see "Narrative to Summary Compensation Table—Elements of Compensation—Pre-Business Combination Retention and Employee Loan Programs" below.
(2)The amounts in this column represent the aggregate grant date fair value of awards computed in accordance with FASB Accounting Standards Codification Topic 718. Assumptions used in the calculation of these amounts are described in “Better Home & Finance Holding Company and Subsidiaries Consolidated Financial Statements—Notes to Consolidated Financial Statements—Note 22. Stock-Based Compensation” in our 2023 Annual Report.
(3)The amounts disclosed in this column for 2023 are comprised of (a) 98,547 RSUs granted to Mr. Ryan by Pre-Business Combination Better on March 11, 2023; and (b) 404,204 RSUs granted to Mr. Calamari by Pre-Business Combination Better on March 11, 2023, each of which reflects the amount of RSUs granted as adjusted by the Exchange Ratio in connection with the Business Combination, as described below under the heading “Narrative to Summary Compensation Table—Elements of Compensation—Equity Compensation.” The amounts disclosed in this column for 2022 are comprised of (a) 229,243 RSUs granted to Mr. Ryan by Pre-Business Combination Better on March 1, 2022; and (b) 1,528,285 RSUs granted to Mr. Calamari by Pre-Business Combination Better on October 1, 2022, each of which reflects the amount of RSUs granted as adjusted by the Exchange Ratio in connection with the Business Combination, as described below under the heading “Narrative to Summary Compensation Table—Elements of Compensation—Equity Compensation."
(4)The amounts disclosed in this column for 2022 are comprised of 3,056,571 Stock Options to purchase shares of common stock granted to Mr. Ryan by Pre-Business Combination Better on December 12, 2022, which reflects the amount of Stock Options granted as adjusted by the Exchange Ratio in connection with the Business Combination, as described below under the heading “Narrative to Summary Compensation Table—Elements of Compensation—Equity Compensation.”
(5)Includes (a) tax reimbursement in the aggregate amount of $3,894,009 in respect of the forgiveness of the retention award and $393,032 in respect of Mr. Ryan’s transfer of the pledged shares to Pre-Business Combination Better in exchange for termination of his loan under Pre-Business Combination Better’s Employee Loan Program, (b) perquisites and other personal benefits and property in the aggregate amount of $33,438 and (c) payment of life insurance premiums in the amount of $1,242. For more information see “Narrative to Summary Compensation Table—Elements of Compensation—Pre-Business Combination Retention and Employee Loan Programs” below.

Better Home & Finance Holding Company 2024 Proxy Statement	25

Executive Compensation
Narrative to Summary Compensation Table
Compensation Philosophy
Our executive compensation program is designed to:
•align the interests of our executives and our stockholders;
•attract, retain and motivate key executives critical to achieving our vision and strategy;
•provide competitive total compensation opportunities;
•recognize and reward outstanding company and individual performance; and
•avoid compensation structures and incentives that encourage excessive risk-taking.
Elements of Compensation
The principal elements of our 2023 executive compensation program are described below.
Base Salary
Base salaries are designed to be competitive and fairly compensate our executive officers, including the NEOs, for the responsibility level of each respective position. The Compensation Committee reviews the salaries of the Company's executive officers to determine whether adjustments are appropriate and, if required, whether to recommend approval of any such adjustments to the Board. In making such determinations, the Compensation Committee may consider certain factors such as the individual’s role and responsibilities, the previous year’s salary and individual performance, as well as the base salaries of similarly situated executives at comparable companies from peer group and survey data.
The base salaries paid in 2023 to Messrs. Ryan and Calamari were in accordance with the terms of their respective employment agreements, which are described below under "Executive Compensation Arrangements—Employment Agreements", and may be increased or decreased by the Board. The base salary paid in 2023 to Mr. Garg was determined by the Board.
Annual Bonus Awards
Better Home & Finance pays annual bonuses to its employees (including its executive officers) in the fourth quarter of our fiscal year. For 2023, the target bonuses that executive officers were eligible to receive were determined by the Compensation Committee, except that (a) the target annual bonus awards for Messrs. Ryan and Calamari were determined in accordance with the terms of their respective employment agreements, which are described below under "Executive Compensation Arrangements—Employment Agreements", and (b) the target annual bonus award for the Chief Executive Officer was determined by the Board. The actual amounts paid for all executive officers, however, is at the discretion of the Board. Set forth below are the target annual bonus amounts and the actual cash bonus award payments to the each of the NEOs for 2023 (excluding the Transaction Bonuses).

Name	2023 Target Annual Bonus ($)	2023 Annual Bonus Payment ($)
Vishal Garg	—	—
Kevin Ryan	1,000,000	500,000
Nicholas Calamari	750,000	375,000
Better Home & Finance occasionally awards off-cycle bonuses on a discretionary basis to its executive officers when, in the view of the Board, such executive has contributed significantly to the success of Better Home & Finance or demonstrated high achievement in their role, or in circumstances where the Board determines additional cash compensation is appropriate for retention purposes. The Board did not grant off-cycle discretionary bonuses to the NEOs in 2023, other than as described below.
Transaction Bonuses
In connection with the Closing of the Business Combination, Better Home & Finance awarded transaction bonuses of $17 million in the aggregate to certain employees, including the NEOs, in September 2023, as contemplated by the Merger Agreement (each, a “Transaction Bonus”). Messrs. Garg, Ryan and Calamari received Transaction Bonuses in the amount of

26	Better Home & Finance Holding Company 2024 Proxy Statement

Executive Compensation
$9.7 million, $2.95 million and $120,000, respectively. Each Transaction Bonus is payable in two installments: (1) 50% of the Transaction Bonus was payable in cash no later than fifteen (15) days following the recipient’s entry into the Transaction Bonus agreement; and (2) the remaining 50% is payable within fifteen (15) days after Better Home & Finance publicly discloses its financial results for the quarter in which the end of the Retention Period occurs. The “Retention Period” is the last day of the second consecutive quarter in which Better Home & Finance achieves positive non-GAAP operating cash flow, as determined in the sole discretion of Better Home & Finance. In the event Better Home & Finance does not achieve positive operating cash flow on or prior to September 30, 2028, the unpaid portion of the Transaction Bonus will be forfeited for no consideration. In the event an NEO’s employment with Better Home & Finance ends before the end of the Retention Period because of resignation or termination by Better Home & Finance for any reason, such NEO will not be eligible to receive the unpaid portion of the Transaction Bonus.
Equity Compensation
We grant awards in the form of Stock Options, restricted stock awards, RSUs and other equity and equity-based awards to Better Home & Finance's service providers under the 2023 Plan, including our NEOs. The 2023 Plan is designed to incentivize our service providers, including the executive officers, and align their interests with the interests of our stockholders. Awards granted to our NEOs in 2023 consisted of RSUs that generally vest over a period of four years, with 14/48ths of the award vesting on the one year anniversary of the grant date and the remainder vesting in 1/48th increments on a monthly basis thereafter, subject to the recipient’s continued employment with the Company on each vesting date. Each NEO’s target grant value is based on his or her role as well as comparisons to similarly situated executives at comparable companies from peer group and survey data, previous grants of equity awards, individual past performance and future expected contributions to the operations and performance of the Company.
For 2023, the incentive equity awards granted to executive officers (other than the Chief Executive Officer) were determined by the Compensation Committee. Mr. Garg, our Chief Executive Officer, did not receive an incentive equity award grant in 2023. On March 11, 2023, Pre-Business Combination Better granted Mr. Ryan 32,241 Pre-Business Combination Better RSUs, and Mr. Calamari was granted 132,241 Pre-Business Combination Better RSUs, each of which were granted under the 2017 Plan and were subject to a time-vesting and liquidity-vesting condition. The time-vesting condition was satisfied in full on May 1, 2023, and the liquidity-vesting condition was satisfied upon the Closing of the Business Combination.
As previously disclosed in connection with the Business Combination, on October 1, 2022, Pre-Business Combination Better granted Mr. Calamari 500,000 Pre-Business Combination Better RSUs and on March 1, 2022, Mr. Ryan was granted 75,000 Pre-Business Combination RSUs, each of which were granted under the 2017 Plan and subject to both a time-vesting and a liquidity-vesting condition. Under the time-vesting condition, 14/48ths of Mr. Calamari’s Pre-Business Combination RSUs vested on the grant date and the remainder vest in equal 1/48ths on the first business day of each month such that the Pre-Business Combination RSUs will be fully vested as of July 1, 2025. Under the time-vesting condition, 1/16th of Mr. Ryan’s Pre-Business Combination RSUs vest on the first day of each calendar quarter commencing after the grant date such that the Pre-Business Combination RSUs will be fully vested as of March 1, 2026. The liquidity-vesting condition for each of Mr. Calamari’s, and Mr. Ryan’s Pre-Business Combination Better RSUs was satisfied upon the Closing of the Business Combination. The Pre-Business Combination RSUs that are both time- and liquidity-vested will settle in shares of Class B Common Stock shortly after the applicable vesting date. Additionally, on December 12, 2022, Pre-Business Combination Better granted Mr. Ryan 1,000,000 Pre-Business Combination Better Stock Options under the 2017 Plan, with an exercise price of $3.41, which will vest in equal 1/48th installments, such that the Pre-Business Combination Better Stock Options will be fully vested on December 12, 2026. Mr. Garg was not granted any equity awards in 2022.
As previously disclosed in connection with the Business Combination, the Pre-Business Combination Better RSUs and Pre-Business Combination Better Stock Options were converted into RSUs and Stock Options, respectively, based on the Exchange Ratio and otherwise on the same terms and conditions that were in effect with respect to such Pre-Business Combination Better RSUs and Pre-Business Combination Better Stock Options prior to the Closing of the Business Combination. Accounting for the Exchange Ratio, (i) Mr. Ryan’s 2023 grant of Pre-Business Combination Better RSUs was converted into 98,547 RSUs, (ii) Mr. Calamari’s 2023 grant of Pre-Business Combination Better RSUs was converted into 404,204 RSUs, (iii) Mr. Calamari’s 2022 grant of Pre-Business Combination Better RSUs was converted into 1,528,285 RSUs, 764,139 of which fully vested in connection with the Business Combination, (iv) Mr. Ryan’s 2022 grant of Pre-Business Combination Better RSUs was converted into 229,243 RSUs, 71,635 of which fully vested in connection with the Business Combination and (v) Mr. Ryan’s 2022 grant of Pre-Business Combination Better Stock Options was converted into 3,056,571 Stock Options.

Better Home & Finance Holding Company 2024 Proxy Statement	27

Executive Compensation
Pre-Business Combination Retention and Employee Loan Programs
As previously disclosed in connection with the Business Combination, on August 18, 2022, in recognition of his continued service to Pre-Business Combination Better, Mr. Ryan received from Pre-Business Combination Better a one-time retention award in the form of a forgivable loan of $6,000,000, with an annual compounding interest rate of 3.5%. The retention award provided that, subject to Mr. Ryan’s active employment by Pre-Business Combination Better and status of good standing on December 1st of each of 2023, 2024, 2025 and 2026, the principal and compound interest of the loan would be forgivable on each such dates. However, the loan was required to be forgiven if it would violate applicable law, including Section 402 of the Sarbanes-Oxley Act as implemented in Section 13(k) of the Exchange Act. Upon the Closing of the Business Combination, Pre-Business Combination Better became Better Home & Finance and became subject to Section 402 of the Sarbanes-Oxley Act, which rendered maintaining this loan unlawful. Accordingly, Pre-Business Combination Better forgave the principal amount of, together with all accrued and unpaid interest of, this loan in connection with the Closing of the Business Combination in order for Better Home & Finance to be in compliance with Section 402 of the Sarbanes-Oxley Act as implemented in Section 13(k) of the Exchange Act. In connection with the foregoing, Better Home & Finance reimbursed and made whole Mr. Ryan for the withholding taxes incurred in connection with the forgiveness of the retention award. For more information, see “Better Home & Finance Holding Company and Subsidiaries Consolidated Financial Statements—Notes to Consolidated Financial Statements—Note 10. Prepaid Expenses and Other Assets—Prepaid Compensation Asset” in our 2023 Annual Report.
Pre-Business Combination Better also previously instituted a loan program in which certain senior employees were allowed to borrow funds in order to early exercise compensatory Stock Options prior to their scheduled vesting date in exchange for shares of restricted stock, subject to the same vesting schedule as applied to the original Stock Option grant. Under the program, the employee was required to repay the outstanding principal amount of the loan, together with all accrued and unpaid interest, on the earlier of (i) the loan’s maturity date, (ii) 120 days after the date of the employee’s termination of employment for any reason, (iii) immediately prior to an unauthorized sale, conveyance, alienation or other transfer of the shares without Pre-Business Combination Better’s prior written consent, (iv) the day prior to the date that any change in the employee’s status would cause the loan to be a prohibited extension or maintenance of credit under Section 402 of the Sarbanes-Oxley Act, (v) a change in control and (vi) the date an event of default occurs. A limited group of senior executives who received loans from Pre-Business Combination Better in order to exercise Stock Options in 2021 entered into agreements also providing for repayment upon the consummation of an initial public offering. In addition, before selling any vested shares received upon the early exercise of Stock Options pursuant to the program, employees were required to repay the principal and interest amounts for such loan with respect to such shares to be sold. In addition, if the employee was terminated for any reason, Pre-Business Combination Better had the right and option for 90 days following such employee’s termination to purchase all unvested restricted shares as of the date of termination.
In connection with this program, Pre-Business Combination Better previously entered into partial recourse promissory notes with Messrs. Garg and Ryan in connection with the early exercise of Stock Options. Pursuant to the terms of the partial recourse promissory notes, Pre-Business Combination Better loaned $41,029,200 to Mr. Garg and $5,980,920 to Mr. Ryan. The notes bore an annual compound interest rate of 0.52% per annum or, if higher, the applicable federal rate in effect on the effective date, compounded semi-annually, for each of the loans, and no principal or interest was paid on the notes. Immediately prior to the Closing, Pre-Business Combination Better entered into loan termination agreements (the "Loan Termination Agreements") with respect to each of these three NEO’s loans that provided for the forfeiture of the shares collateralizing the notes (and, for Mr. Garg, other fully vested shares held by Mr. Garg) such that, the principal amount, together with all accrued and unpaid interest, of each of Messrs. Garg's and Ryan’s notes were terminated. In connection with the foregoing, Pre-Business Combination Better reimbursed and made whole Mr. Ryan for the taxes incurred by him in connection with his Loan Termination Agreement.
Better Home & Finance does not intend to grant any additional loans to employees in respect of early exercised Stock Options nor permit early exercise of Stock Options in the future.

28	Better Home & Finance Holding Company 2024 Proxy Statement

Executive Compensation
Outstanding Equity Awards at Fiscal Year-End
The following table shows outstanding equity awards held by the NEOs as of December 31, 2023.

	Stock Option Awards						Stock Awards
Name	Number of securities underlying unexercised Stock Options—exercisable (#)		Number of securities underlying unexercised Stock Options—unexercisable (#)		Stock Option exercise price ($)	Stock Option expiration date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested(1) ($)
Vishal Garg	18,339,423	(2)	—		1.1186	8/21/2029	—		—
	967,401	(2)			8.9489	8/21/2029
Kevin Ryan	764,136	(3)	2,292,408	(3)	1.1156	12/12/2032	—		—
	—		—		—	—	128,949	(4)	105,351
Nicholas Calamari	—		—		—	—	636,834	(5)	520,293
(1)Amounts in this column were calculated by multiplying the number of shares underlying RSUs by $0.8170 per share, which was the closing market price of the Company's Class A Common Stock on December 31, 2023.
(2)Reflects awards of Stock Options, which were granted by Pre-Business Combination Better on August 21, 2019 and are fully vested and exercisable. Mr. Garg was granted a total of 2,000,000 Stock Options by Pre-Business Combination Better (as converted using the Exchange Ratio, 6,113,141 Stock Options). On April 24, 2023, Mr. Garg agreed to forfeit 1,683,501 Pre-Business Combination Better Stock Options (as converted using the Exchange Ratio, 5,145,739 Stock Options), which were used by Pre-Business Combination Better to implement an employee retention program prior to the Closing.
(3)Reflects awards of Stock Options, which were granted by Pre-Business Combination Better on December 12, 2022. As of December 31, 2023, 764,136 Stock Options have vested and the remaining 2,292,408 Stock Options will vest in equal monthly installments over a period of four years following the date of grant, subject to Mr. Ryan’s continued employment through each vesting date.
(4)Reflects RSUs, which were granted by Pre-Business Combination Better on March 1, 2022 and vest in equal quarterly installments over a period of two years, subject to Mr. Ryan’s continued employment through each vesting date.
(5)Reflects RSUs, which were granted by Pre-Business Combination Better on October 1, 2022 and vest in equal monthly installments over a period of four years, subject to Mr. Calamari’s continued employment through each vesting date.
Executive Compensation Arrangements
The NEOs entered into employment arrangements with Pre-Business Combination Better as further described below under "Employment Agreements", which were assumed by the Company upon the Closing of the Business Combination. In addition, the Pre-Business Combination Better Board approved the adoption of the Better HoldCo Inc. Executive Change in Control Severance Plan (the "Executive Change in Control Severance Plan"), which was assumed by the Company upon the Closing of the Business Combination.
Employment Agreements
Pre-Business Combination Better is party to employment agreements with each of Messrs. Ryan and Calamari that are summarized below. Under the employment agreements, Messrs. Ryan and Calamari are eligible to participate in employee benefits and welfare plans and programs available to the Company's senior level executives and employees generally. Severance and termination benefits payable pursuant to the employment agreements generally are subject to the executive’s execution of a separation and general release agreement and continued compliance with post-closing covenants including non-competition and non-solicitation covenants that continue for 12 months following a termination of employment.
The Company has not entered into an employment agreement with Mr. Garg.
Employment Agreement with Kevin Ryan
Mr. Ryan is party to an employment agreement with Pre-Business Combination Better, dated as of April 5, 2022, as amended (the “Ryan Employment Agreement”), which was assumed by the Company upon the Closing of the Business Combination. The Ryan Employment Agreement provides that Mr. Ryan will serve as Chief Financial Officer, and he will initially be paid a base salary of $1,000,000 per year, which may be increased or decreased by the Board. In addition, Mr. Ryan is entitled to receive an annual target bonus of 100% of his base salary and he is eligible to receive grants under the 2023 Plan, the amounts of which are determined by the Board and subject to upward or downward adjustment in its discretion.
The Ryan Employment Agreement provides for automatic one-year renewals unless either party notifies the other party of non-renewal at least 30 days’ prior to the end of such one year period. Upon a termination for any reason, Mr. Ryan will be entitled to receive any earned but unpaid base salary and any owed expense reimbursements, and the Company will provide Mr. Ryan with any compensation and benefits as may be due or payable under the terms and provisions of any employee benefit plans or programs of the Company. Upon a termination by the Company without Cause or by Mr. Ryan for Good Reason (as such terms are defined in the Ryan Employment Agreement), Mr. Ryan will also be eligible to receive:
•a lump sum cash payment equal to one times (1x) Mr. Ryan's then-current base salary;

Better Home & Finance Holding Company 2024 Proxy Statement	29

Executive Compensation
•cash bonus for the year of termination, based on target performance and pro-rated based on the number of days of actual employment during the applicable performance period, plus any unpaid annual bonus for the year preceding the year of termination if the relevant measurement period for such bonus concluded prior to the date of termination (the “Ryan Pro-Rata Bonus”);
•payment of or reimbursement for continued medical benefits for a period of up to 12 months; and
•unvested equity awards subject to time-based vesting and scheduled to vest within six months of the date of termination will continue to vest, and any Stock Options and stock appreciation rights will become exercisable;
in each case, subject to continued compliance with Better Home & Finance's Confidential Information, Invention Assignment and Arbitration Agreement. Any outstanding and unvested equity awards subject to performance-vesting will be treated in accordance with the terms of the 2023 Plan and the applicable award agreement. If Mr. Ryan is entitled to benefits and payment under the Executive Change in Control Severance Plan, benefits and payments will be made thereunder rather than the Ryan Employment Agreement.
In addition, if Mr. Ryan's employment is terminated due to death or Disability (as defined in the Ryan Employment Agreement), Mr. Ryan or his estate, as applicable, will also be entitled to receive the Ryan Pro-Rata Bonus.
In connection with entry into the Ryan Employment Agreement, Mr. Ryan entered into a Confidential Information, Invention Assignment and Arbitration Agreement, pursuant to which Mr. Ryan agreed not to disclose confidential information as well as customary non-competition and non-solicitation covenants by which Mr. Ryan is bound during his employment and for one year thereafter.
Employment Agreement with Nicholas Calamari
Mr. Calamari is party to an employment agreement with Pre-Business Combination Better, dated as of October 18, 2022 (the “Calamari Employment Agreement”), which was assumed by the Company upon the Closing of the Business Combination. The Calamari Employment Agreement provides that Mr. Calamari will serve as Chief Administrative Officer and Senior Counsel, and he will initially be paid a base salary of $750,000 per year, which may be increased or decreased by the Board. In addition, Mr. Calamari is entitled to receive an annual target bonus of 100% of his base salary and he is eligible to receive grants under the 2023 Plan, the amounts of which are determined by the Board and subject to upward or downward adjustment in its discretion.
The Calamari Employment Agreement provides for automatic one-year renewals unless either party notifies the other party of non-renewal at least 30 days’ prior to the end of such one year period. Upon a termination for any reason, Mr. Calamari will be entitled to receive any earned but unpaid base salary and any owed expense reimbursements, and the Company will provide Mr. Calamari with any compensation and benefits as may be due or payable under the terms and provisions of any employee benefit plans or programs of the Company. Upon a termination by the Company without Cause or by Mr. Calamari for Good Reason (as such terms are defined in the Calamari Employment Agreement), Mr. Calamari will also be eligible to receive:
•a lump sum cash payment equal to one times (1x) Mr. Calamari's then-current base salary;
•cash bonus for the year of termination, based on target performance and pro-rated based on the number of days of actual employment during the applicable performance period, plus any unpaid annual bonus for the year preceding the year of termination if the relevant measurement period for such bonus concluded prior to the date of termination (the “Calamari Pro-Rata Bonus”);
•payment of or reimbursement for continued medical benefits for a period of up to 12 months; and
•unvested equity awards subject to time-based vesting and scheduled to vest within 12 months of the date of termination will continue to vest, and any Stock Options and stock appreciation rights will become exercisable;
in each case, subject to continued compliance with Better Home & Finance’s Confidential Information, Invention Assignment and Arbitration Agreement. Any outstanding and unvested equity awards subject to performance-vesting will be treated in accordance with the terms of the 2023 Plan and the applicable award agreement. If Mr. Calamari is entitled to benefits and payment under the Executive Change in Control Severance Plan, benefits and payments will be made thereunder rather than the Calamari Employment Agreement.

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Executive Compensation
In addition, if Mr. Calamari's employment is terminated due to death or Disability (as defined in the Calamari Employment Agreement), Mr. Calamari or his estate, as applicable, will also be entitled to receive the Calamari Pro-Rata Bonus.
In connection with entry into the Calamari Employment Agreement, Mr. Calamari entered into a Confidential Information, Invention Assignment and Arbitration Agreement, pursuant to which Mr. Calamari agreed not to disclose confidential information as well as customary non-competition and non-solicitation covenants by which Mr. Calamari is bound during his employment and for one year thereafter.
Executive Change in Control Severance Plan
The Executive Change in Control Severance Plan was adopted by the Pre-Business Combination Better Board to ensure that Pre-Business Combination Better, and following the consummation of the Business Combination, Better Home & Finance, would have the continued dedication of key executives of the Company, including the NEOs (together, with the other participants, the “Participants”), by providing severance benefits to members of senior management whose employment is terminated by the Company without Cause or by the Participant for Good Reason (as such terms are defined in the Executive Change in Control Severance Plan) in connection with or following a Change in Control (as defined in the Executive Change in Control Severance Plan).
Under the Executive Change in Control Severance Plan, if the employment of a Participant is terminated without Cause or for Good Reason during the period beginning three months prior to and ending 12 months following a Change in Control, the Participant will be eligible to receive:
•a lump sum cash payment equal to the product of his or her then-current base salary times his or her respective severance multiple, which is two times (2x) for Mr. Garg and one and one-half times (1.5x) for Messrs. Ryan and Calamari;
•a lump sum cash payment equal to the Participant’s annual target bonus, pro-rated based on the number of days of employment during the applicable performance period;
•payment of or reimbursement for continued medical benefits for a period of up to (a) 18 months for Mr. Garg and (b) 12 months for Messrs. Ryan and Calamari; and
•full accelerated vesting of all outstanding equity awards held by the Participant on the termination date, with any awards subject to performance-based vesting deemed achieved at 100% of target performance, as applicable.
If a Participant is entitled to severance payments and benefits under the Executive Change in Control Severance Plan and the Participant's employment agreement, payments and benefits will be made under the Executive Change in Control Severance Plan rather than the employment agreement.

The payments and benefits under the Executive Change in Control Severance Plan are subject to the Participant signing a release of claims in the form used by Better immediately prior to the Change in Control, which re-affirms the Participant’s obligations to observe the terms of the restrictive covenants set forth in the Confidential Information, Invention Assignment and Arbitration Agreement.
Clawback Policy
Effective December 1, 2023, the Company adopted a clawback policy that was established in accordance with Rule 10D-1 under the Exchange Act and corresponding Nasdaq listing requirements and, in the event the Company is required to prepare an accounting restatement, provides for the recovery of incentive-based compensation received by any current or former executive officer that was based upon the attainment of a financial reporting measure that was erroneously awarded during the three-year period preceding the date that the restatement was required.
Retirement Benefits
The Company provides a tax-qualified Section 401(k) plan for all employees, including the NEOs. The Company does not provide to employees, including its NEOs, any other retirement benefits, including, but not limited to, tax-qualified defined benefit plans, supplemental executive retirement plans and non-qualified defined contribution plans.

Better Home & Finance Holding Company 2024 Proxy Statement	31

Ownership of Our Common Stock
The following table sets forth information known to the Company regarding the beneficial ownership of shares of our Common Stock as of March 13, 2024, by:
•each person known to the Company to be the beneficial owner of more than 5% of any class of our Common Stock;
•each of the Company’s NEOs and directors; and
•all executive officers and directors of the Company as a group.
The beneficial ownership of shares of our Common Stock is based on (i) 391,152,585 shares of Class A Common Stock, (ii) 292,894,465 shares of Class B Common Stock and (iii) 71,877,283 shares of Class C Common Stock issued and outstanding as of March 13, 2024. On all matters to be voted upon, holders of shares of Class A Common Stock and Class B Common Stock vote together as a single class on all matters submitted to the stockholders for their vote or approval, except as required by law. Holders of Class A Common Stock are entitled to one vote per share, while holders of Class B Common Stock are entitled to three votes per share on all matters submitted to the stockholders for their vote or approval. Holders of Class C Common Stock are not entitled to voting rights with respect to such shares.
Beneficial ownership for the purposes of the following tables is determined in accordance with the rules and regulations of the SEC. A person is a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power,” which includes the power to dispose of or to direct the disposition of the security or has the right to acquire such powers within 60 days. Unless otherwise indicated, the Company believes that all persons named in the table below have sole voting and investment power with respect to the voting securities beneficially owned by them.

32	Better Home & Finance Holding Company 2024 Proxy Statement

Ownership of Our Common Stock

Name and Address of Beneficial Owner(1)	Number of Shares of Class A Common Stock	% of Class A Common Stock	Number of Shares of Class B Common Stock	% of Shares of Class B Common Stock	Number of Shares of Class C Common Stock	% of Shares of Class C Common Stock
5% Holders
Novator Capital Sponsor Ltd.(2)(16)	48,098,201	12.2%
SVF Beaver II (DE) LLC(3)			55,188,435	18.8%	6,877,283	9.6%
BHFHC Distribution Trust(3)					65,000,000	90.4%
Entities Affiliated with Vishal Garg(4)			95,798,228	30.7%
Entities Affiliated with Riaz Valani(5)	25,704,813	6.6%	27,141,628	8.5%
Entities Affiliated with Activant Capital Group LLC(6)			61,306,253	20.9%
Healthcare of Ontario Pension Plan Trust Fund(7)	29,284,908	7.5%
LCG4 Best, L.P. (8)			23,203,001	7.9%
Pine Brook Capital Partners II, LP(9)	49,783,028	12.7%
Directors and Named Executive Officers of Better Home & Finance
Vishal Garg(4)			95,798,228	30.7%
Riaz Valani(5)	25,704,813	6.6%	27,141,628	8.5%
Nicholas Calamari(10)			9,297,075	3.2%
Kevin Ryan(11)	2,000,613	*	1,739,761	*
Arnaud Massenet(12)	1,429,688	*
Prabhu Narasimhan (13)	890,625	*
Steven Sarracino(6)(14)			61,306,253	20.9%
Michael Farello
Harit Talwar(15)			1,237,908	*
All Better Home & Finance directors and executive officers as a group (10 individuals)	30,930,741	7.9%	197,514,153	64.6%

*Less than one percent
(1)Unless otherwise noted, the business address of each of those listed in the table above is 3 World Trade Center, 175 Greenwich Street, 57th Floor, New York, NY 10007.
(2)Novator Capital Sponsor Ltd. is the record holder of Class A Common Stock reported in this row. Novator Capital Sponsor Limited is ultimately owned (at a percentage over 95%) by BB Trustees SA, as trustee of the irrevocable discretionary trust known as The Future Holdings Trust for which BB Trustees SA acts as trustee; the directors of such trust are Alessandro Passardi, Jan Rottiers and Arnaud Cywie. Thor Björgólfsson, former chairman of the Aurora board of directors, may be deemed to beneficially own securities held by Novator Capital Sponsor Ltd. by virtue of his control over Novator Capital Sponsor Ltd.
(3)Consists of (i) 55,188,435 shares of Class B Common Stock held of record by SVF II Beaver (DE) LLC and (ii) 6,877,283 shares of Class C Common Stock held of record by SVF II Beaver (DE) LLC. SoftBank Group Corp., which is a publicly traded company listed on the Tokyo Stock Exchange, is the sole shareholder of SB Global Advisers Limited, which has been appointed as manager and is exclusively responsible for making final decisions related to the acquisition, structuring, financing and disposal of SoftBank Vision Fund II-2 L.P.’s investments, including as held by SVF II Beaver (DE) LLC. SoftBank Vision Fund II-2 L.P. is the sole limited partner of SVF II Aggregator (Jersey) L.P., which is the sole member of SVF II Holdings (DE) LLC, which is the sole member of SVF II Beaver (DE) LLC. As a result of these relationships, each of the foregoing entities may be deemed to share beneficial ownership of the securities held of record by SVF II Beaver (DE) LLC. Alex Clavel, Yoshimitsu Goto, Navneet Govil, Timothy A. Mackey and Gyu Hak Moon are the directors of SB Global Advisers Limited. Each of the directors disclaims beneficial ownership of the securities beneficially held by SVF II Beaver (DE) LLC. The principal business address of each of SVF II Beaver (DE) LLC and SVF II Holdings (DE) LLC is 251 Little Falls Drive, Wilmington, DE 19808. The principal business address of SVF II Aggregator (Jersey) L.P. and SoftBank Vision Fund II-2 L.P. is Crestbridge Limited, 47 Esplanade, St. Helier, Jersey, JE1 0BD. The principal business address of SB Global Advisers Limited is 69 Grosvenor Street, Mayfair, London W1K 3JP, England, United Kingdom. The business address of SoftBank Group Corp. is 1-7-1, Kaigan, Minato-ku Tokyo 105-7537 Japan. In addition, includes 65,000,000 shares of Class C Common Stock held by BHFHC Distribution Trust in a trust account designated for the benefit of SB Northstar LP, which will be beneficially acquired upon the satisfaction of certain regulatory approvals or confirmation that such regulatory approvals are no longer required. SoftBank Group Corp. is the parent company of Silver Brick Management PTE. LTD., which has been appointed as the investment manager of SB Northstar LP. As a result of these relationships, each of the foregoing entities may be deemed to share beneficial ownership of the securities held of record by BHFHC Distribution Trust (for the benefit of SB Northstar LP). Timothy A. Mackey, Kozo Aramaki, Yoshimitsu Goto, and Taiichi Hoshino are the directors of Silver Brick Management PTE. LTD. Each of the directors disclaims beneficial ownership of the securities beneficially held by BHFHC Distribution Trust (for the benefit of SB Northstar LP). The principal business address of Silver Brick Management PTE. LTD. is 138 Market Street #27-01A, Capitagreen, Singapore 048926. The principal business address of SB Northstar LP is c/o Walkers, 190 Elgin Avenue, George Town, Grand Cayman, KY1-9008, Cayman Islands. The principal business address of BHFHC Distribution Trust is 950 17th Street, Suite 100, Denver, Colorado 80202.
(4)Consists of (a) 6,522,761 shares of Class B Common Stock held of record by 1/0 Real Estate LLC, (b) 46,692,779 shares of Class B Common Stock held of record by Vishal Garg, (c) 23,275,863 shares of Class B Common Stock owned by The 718 4Ever Trust I and (d) vested Stock Options to purchase

Better Home & Finance Holding Company 2024 Proxy Statement	33

Ownership of Our Common Stock
19,306,825 shares of Class B Common Stock held of record by Vishal Garg. Vishal Garg is the controlling member of 1/0 Holdco, LLC, which wholly owns 1/0 Real Estate, LLC. Therefore, Mr. Garg may be deemed to have voting power and dispositive power over the shares held by 1/0 Real Estate, LLC. Nicholas Calamari holds a more than five percent ownership interest in 1/0 Holdco, LLC, which wholly owns 1/0 Real Estate, LLC. Mr. Garg is the investment adviser of The 718 4Ever Trust I, and members of Mr. Garg's immediate family are the sole beneficiaries of The 718 4Ever Trust I. Therefore, Mr. Garg may be deemed to have voting power and dispositive power over the shares held by The 718 4Ever Trust I. The business address of 1/0 Real Estate LLC is 1 World Trade Center, Ste 8500, New York, NY 10007.
(5)Consists of (a) 25,704,813 shares of Class A Common Stock held of record by 1/0 Mortgage Investment, LLC, (b) 26,261,863 shares of Class B Common Stock held of record by Better Portfolio Holdings 1 LLC and (c) 879,765 shares of Class B Common Stock held of record by Margesha Patel Tr Ua 5/05/2021 Green Trust. Riaz Valani is the beneficiary of family trusts that own (i) Addison Investment Holdings LLC, which has a controlling interest in 1/0 Mortgage Investment, LLC and (ii) Better Portfolio Holdings 1 LLC. Mr. Valani is the manager of 1/0 Services LLC, which in turn is the manager of 1/0 Mortgage Investment, LLC and Better Portfolio Holdings 1 LLC. Therefore, Mr. Valani may be deemed the beneficial owner of the shares held by these entities. However, Mr. Valani disclaims beneficial ownership over the shares held by 1/0 Mortgage Investment, LLC, except to the extent of his pecuniary interest. The business address of 1/0 Mortgage Investment, LLC and Better Portfolio Holdings 1 LLC is 500 108th Avenue NE, Suite 1100, Bellevue, WA 98004. In addition, Mr. Valani is trustee of Margesha Patel Tr Ua 05/05/2021 Green Trust which was formed for estate planning purposes for the benefit of Mr. Valani and his children. The amounts disclosed above do not reflect the transfer by Better Portfolio Holdings 1 LLC on March 21, 2024, of 9,130,932 shares of Class B Common Stock to Mr. Valani's father, Semin Valani, which converted into 9,130,932 shares of Class A Common Stock upon such transfer. The amounts disclosed above also do not reflect the transfer by 1/0 Mortgage Investment, LLC on April 10, 2024, of 7,711,443 shares of Class B Common Stock to an investor in 1/0 Mortgage Investment, LLC, which converted into 7,711,443 shares of Class A Common Stock upon such transfer.
(6)Consists of (a) 18,339,423 shares of Class B Common Stock held of record by Activant Holdings I, Ltd., (b) 7,151,754 shares of Class B Common Stock held of record by Activant Ventures III Opportunities Fund 1, L.P., (c) 1,080,188 shares of Class B Common Stock held of record by Activant Ventures III Opportunities Fund 2, L.P., (d) 873,305 shares of Class B Common Stock held of record by Activant Ventures III Opportunities Fund 3, L.P., (e) 1,400,933 shares of Class B Common Stock held of record by Activant Ventures III Opportunities Fund 4, L.P., (f) 6,111,340 shares of Class B Common Stock held of record by Activant Ventures III Opportunities Fund 6, L.P., and (g) 26,349,310 shares of Class B Common Stock held of record by Activant Ventures III, L.P. Activant Ventures Advisors III, LLC is the general partner of Activant Ventures III Opportunities Fund 1, L.P., Activant Ventures III Opportunities Fund 2, L.P., Activant Ventures III Opportunities Fund 3, L.P., Activant Ventures III Opportunities Fund 4, L.P., and Activant Ventures III Opportunities 6, L.P., the general partner of the entities which own Activant Ventures III, L.P. Therefore, Activant Ventures Advisors III, LLC may be deemed to have voting power and dispositive power with respect to the shares hold by these entities. See footnote 14 below. The business address of each of these entities is 323 Railroad Avenue, Greenwich, CT 06830.
(7)The business address of Healthcare of Ontario Pension Plan Trust Fund is 1 York Street, Suite 1900, Toronto, Ontario, Canada, M5J 0B6.
(8)Consists of 23,203,001 shares of Class B Common Stock held of record by LCG4 Best, L.P. LCG4 Managers, L.L.C., the general partner of L Catterton Growth Managing Partner IV, L.P., which is the general partner of LCG4 Best, L.P., is controlled by James Michael Chu and Scott Arnold Dahnke, its controlling Managing Members. As a result, each of L Catterton Growth Managing Partner IV, L.P., LCG4 Managers, L.L.C., Mr. Chu and Mr. Dahnke could be deemed to share voting control and investment power over the shares held by LCG4 Best, L.P., but each disclaims beneficial ownership of such shares except to the extent of his or its pecuniary interest therein. The business address of LCG4 Best, L.P. is 599 West Putnam Avenue, Greenwich, CT 06830.
(9)The business address of Pine Brook Capital Partners II, LP is 60 East 42nd Street, Suite 3014, New York, NY 10165.
(10)Consists of (a) 6,768,591 shares of Class B Common Stock held of record by Nicholas Calamari, (b) 1,222,903 shares of Class B Common Stock held of record by The Nicholas J. Calamari Family Trust, (c) 1,222,903 shares of Class B Common Stock held of record by The Anika G Austin Descendants Trust, (d) 63,674 RSUs that have vested or will vest within 60 days and (e) 19,004 RSUs that have vested.
(11)Consists of (a) 2,000,613 shares of Class A Common Stock held of record by Kevin Ryan, (b) 648,543 shares of Class B Common Stock held of record by Kevin Ryan, (c) Stock Options to purchase 191,031 shares of Class B Common Stock that have vested or which will vest within 60 days, (d) Stock Options to purchase 891,497 shares of Class B Common Stock and (e) 8,690 RSUs that have vested, but not yet settled into shares of Class B Common Stock.
(12)Consists of 1,392,188 shares of Class A Common Stock and 37,500 shares of Class A Common Stock issuable upon exercise of Warrants.
(13)Consists of 878,125 shares of Class A Common Stock and 12,500 shares of Class A Common Stock issuable upon exercise of Warrants.
(14)Steven Sarracino is Principal of Activant Ventures Advisors III, LLC, and therefore, Mr. Sarracino may be deemed to have beneficial ownership of the shares held by the entities affiliated with Activant Ventures Advisors III, LLC. Mr. Sarracino is also the controlling shareholder of Activant Holdings I, Ltd. Therefore, Mr. Sarracino may be deemed to have voting and dispositive power over the shares held by Activant Holdings I, Ltd. However, Mr. Sarracino disclaims beneficial ownership over the shares, and in all events disclaims pecuniary interest except to the extent of his economic interest.
(15)Consists of (a) 1,083,170 shares of Class B Common Stock held of record by Harit Talwar and (b) 154,738 RSUs that have vested or will vest within 60 days.
(16)Consists of 45,808,186 shares of Class A Common Stock and 2,290,015 shares of Class A Common Stock issuable upon exercise of Warrants. Includes 694,389 shares (the “Sponsor Locked-Up Shares”) subject to transfer restrictions, contingent on the price of Class A Common Stock exceeding certain thresholds. In addition to the transfer restrictions, upon certain change in control events included in the Sponsor Agreement, if there is a change in control event within five years following the Closing, the Sponsor Locked-Up Shares which have not reached the necessary thresholds will be forfeited. If after five years there is no such change in control event, the lock-up period will go on in perpetuity until the price thresholds are met.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires that our directors, executive officers and persons who own more than 10% of our Common Stock file reports of ownership and changes in ownership with the SEC. Based solely on our review of reports filed by the Company’s directors, executive officers and beneficial holders of 10% or more of our outstanding shares, and upon representations from our directors and executive officers, the Company believes that all reports required to be filed by the Company’s reporting persons during fiscal year 2023 were timely filed, with the exception of late Form 4 filings by each of Kevin Ryan (four transactions and three reports), Nicholas Calamari (seven transactions and four reports) and Paula Tuffin (eight transactions and five reports). The late filings were due to inadvertent administrative errors.

34	Better Home & Finance Holding Company 2024 Proxy Statement

Certain Relationships and Related Party Transactions
The following is a description of certain relationships and transactions that exist or have existed or that the Company has entered into, in each case, since January 1, 2023, with its directors, executive officers or stockholders who are known to the Company to beneficially own more than five percent of its voting securities and their respective affiliates and immediate family members.
Stockholders Agreements of Pre-Business Combination Better Related to the Business Combination
Side Letters Related to the Business Combination
Our CEO entered into a letter agreement, dated as of May 10, 2021 (the “Founder Side Letter”), with Aurora, pursuant to which, notwithstanding the lock-up provisions contained in the Company Holder Support Agreement, dated May 10, 2021, by and among certain holders of Pre-Business Combination Better capital stock ("Pre-Business Combination Better Capital Stock"), certain directors and all executive officers of Pre-Business Combination Better (the "Better Holder Support Agreement), our CEO is permitted to pledge shares of Common Stock held by our CEO or his affiliates or associates (the “Better CEO Related Entities”), in an aggregate principal amount of up to $150,000,000 (“Pledge Amount”), to support loans made to our CEO or the Better CEO Related Entities (as defined in the Founder Side Letter) by third-party lenders or depository institutions.
Registration Rights Agreement
On August 22, 2023, certain existing stockholders of Pre-Business Combination Better entered into a registration rights agreement (the "Registration Rights Agreement") with the Sponsor and certain other persons. Pursuant to the Registration Rights Agreement, Better Home & Finance is required to register for resale securities held by the stockholders party thereto. Better Home & Finance, however, has no obligation to facilitate or participate in more than two underwritten offerings at the request or demand of the Sponsor or more than three underwritten offerings at the request or demand of the legacy stockholders of Pre-Business Combination Better. In addition, the stockholder parties have certain “piggy-back” registration rights with respect to registrations initiated by Better Home & Finance as well as certain customary block trade rights. Better Home & Finance has agreed to bear the expenses incurred in connection with the filing of any registration statements pursuant to the Registration Rights Agreement. On October 11, 2023, SVF Beaver and SB Northstar LP, a Cayman Islands exempted limited partnership and an affiliate of SoftBank Group Corp. ("SB Northstar"), entered into a joinder agreement to the Registration Rights Agreement with the Company.
SoftBank Agreements
On April 7, 2021, SVF II Beaver (DE) LLC, an affiliate of SoftBank Group Corp. ("SVF Beaver"), entered into a series of secondary market purchase transactions to acquire 20,305,672 shares of the common stock and preferred stock of Pre-Business Combination Better outstanding prior to the consummation of the Business Combination, which acquisition completed in the quarter ended June 30, 2021. In connection with such purchases, Better Home & Finance and our CEO are parties to certain letter agreements with SVF Beaver, each dated as of April 7, 2021, as may be amended, entered into in connection with such initial investment in Pre-Business Combination Better Capital Stock - namely the Contribution Agreement, R&W Side Letter and Voting Proxy (each as defined below).
Pre-Business Combination Better entered into a contribution agreement with SVF Beaver (the “Contribution Agreement”), pursuant to which SVF Beaver agrees to make certain capital contributions to Better Home & Finance upon the occurrence of certain “Realization Events.” The consummation of the Business Combination constituted a Realization Event pursuant to the terms of the Contribution Agreement. Accordingly, since the Business Combination occurred after the first anniversary of the execution of the Contribution Agreement, SVF Beaver is obligated to make a capital contribution to Better Home & Finance in an amount equal to 25% of its aggregate return on its investment in Pre-Business Combination Better shares based on the value of the consideration actually received by holders of Pre-Business Combination Better Capital Stock in the Business Combination at the Closing.
In addition, our CEO is party to a letter agreement (the “R&W Side Letter”) with SVF Beaver, pursuant to which our CEO made certain representations and warranties with respect to certain pending legal proceedings involving our CEO and agreed to use reasonable best efforts to settle such legal proceedings. Our CEO and SVF Beaver also entered into an irrevocable voting proxy (as amended, the “Voting Proxy”), pursuant to which, contingent on the final settlement of certain legal proceedings (which has not yet occurred), SVF Beaver irrevocably grants our CEO the sole and exclusive power to vote the Better shares acquired by SVF Beaver in connection with its initial investment in Pre-Business Combination Better Capital Stock. The Voting Proxy did not terminate in connection with the Business Combination.
Our CEO entered into a side letter with SB Northstar (the “Convertible Note Side Letter”), pursuant to which (i) our CEO

Better Home & Finance Holding Company 2024 Proxy Statement	35

Certain Relationships and Related Party Transactions
agreed to use reasonable best efforts to assist SB Northstar in arranging alternative financing or syndicating its position in the Convertible Note, (ii) our CEO agreed to indemnify SB Northstar for certain of its losses realized on the Convertible Note and (iii) SB Northstar agreed to pay over to our CEO certain gains realized on the Convertible Note.
Pine Brook Side Letter
On November 1, 2021, Pre-Business Combination Better and Pine Brook Capital Partners II, L.P. ("Pine Brook") reached a settlement agreement of litigation commenced by Pine Brook in connection with the Business Combination pursuant to which (1) Pre-Business Combination Better is entitled to repurchase, for $1, an amount of Aggregate Merger Consideration (as defined in the Merger Agreement) that Pine Brook receives in exchange for the common stock of Better into which 937,500 of Pine Brook’s shares of Pre-Business Combination Better’s Series A Preferred Stock convert prior to the Business Combination, (2) Pine Brook agrees to be subject to much of the Better Holder Support Agreement, except with respect to any lock-up obligation, (3) Pre-Business Combination Better and Aurora agree to amend the Merger Agreement to waive or remove the lock-up for holders of 1% or more of Pre-Business Combination Better Capital Stock, (4) Mr. Newman, acting in his capacity as Pine Brook’s appointed member of the Pre-Business Combination Better Board, immediately resigned from the Pre-Business Combination Better Board, and (5) the parties granted customary releases, including in relation to any potential breaches of fiduciary duties. This repurchase was effected in connection with the closing of the Business Combination.
Director and Executive Officer Borrowings of Pre-Business Combination Better
Promissory Notes
Pre-Business Combination Better granted certain partial recourse loans to Vishal Garg, Kevin Ryan and Paula Tuffin, among other employees. Each loan was secured by shares of Pre-Business Combination Better Capital Stock and was extended to facilitate early exercise of their Stock Options in exchange for restricted shares of Pre-Business Combination Better Capital Stock pursuant to the Employee Loan Program (refer to the section entitled “Executive Compensation—Narrative to Summary Compensation Table—Elements of Compensation—Pre-Business Combination Retention and Employee Loan Programs” for further information).

Related person	Aggregate Principal Balance ($)
Vishal Garg	41,029,200
Kevin Ryan	5,980,920
Paula Tuffin	253,000

On August 21, 2023, Pre-Business Combination Better entered into personal loan termination agreements (the “Termination Agreements”) to extinguish the outstanding loans to each of Vishal Garg, Kevin Ryan and Paula Tuffin in connection with the early exercise of the Stock Options held by each of Messrs. Garg and Ryan and Ms. Tuffin. In the case of Mr. Garg, the loan was extinguished in exchange for the repurchase of all 4,000,000 shares of Pre-Business Combination Better common stock collateralizing his promissory notes and 2,447,617 additional shares of Pre-Business Combination Better common stock owned by Mr. Garg, each at a fair market value of $6.21 per share of Pre-Business Combination Better common stock. In the case of Mr. Ryan and Ms. Tuffin, the loan was extinguished in exchange for a number of shares of Pre-Business Combination Better common stock (1,009,271 and 42,349, respectively) collateralizing their respective promissory notes with an aggregate fair market value equal to the outstanding obligations of principal and accrued interest due and payable under the respective notes, at a fair market value per share Pre-Business Combination Better common stock of $6.21 with respect to the vested shares and the exercise price of $5.06 with respect to the unvested shares.
Retention Bonus
Reference is made to the disclosure regarding the retention bonus granted to Mr. Ryan in the form of a forgivable loan (the “Retention Loan”) in the section titled “Executive Compensation—Narrative to Summary Compensation Table—Elements of Compensation—Pre-Business Combination Retention and Employee Loan Programs”. As required in accordance with the terms of the Retention Loan in connection with Better Home & Finance becoming subject to Section 402 of the Sarbanes-Oxley Act, Pre-Business Combination Better forgave the Retention Loan such that the promissory note and retention bonus agreement underlying Retention Loan were terminated and are deemed null and void in all respects.
Director and Officer Indemnification
Better Home & Finance has entered into customary indemnification agreements with each of its directors as well as each of its executive officers, pursuant to which Better Home & Finance agrees to indemnify the directors and the executive officers to the fullest extent permitted under applicable law against liabilities that may arise by reason of their service as a director or executive officers to Better, and to advance expenses incurred as a result of any proceeding against them in connection with their services in accordance with the terms of such agreements.

36	Better Home & Finance Holding Company 2024 Proxy Statement

Certain Relationships and Related Party Transactions
Other Related Party Transactions
Better Home & Finance has entered into a number of commercial agreements with related parties, which management believes provide Better Home & Finance with products or services that are beneficial to our commercial objectives. Often these products and services have been tailored to Better Home & Finance’s specific needs or are part of new pilot programs, both for Better Home & Finance and the counterparty, for which there are not clear alternative vendors offering comparable services to compare pricing with. It is reasonable to assume that none of these related party commercial agreements were structured at arm’s length and therefore may be beneficial to the counterparty.
On December 10, 2020, Pre-Business Combination Better and 1/0 Capital, LLC (“1/0 Capital”), an entity affiliated with 1/0 Real Estate, LLC (“1/10 Real Estate”) (an entity wholly owned by 1/0 Holdco, LLC, in which our CEO and the Company’s executive officers each hold a more than five percent ownership interest) entered into an Employee Allocation Agreement (the “Employee Allocation Agreement”) to provide Better Home & Finance access to certain 1/0 Capital employees and for Better Home & Finance to provide reasonable consideration in the form of fees for access to those employees based on their time as well as IT support services. Any intellectual property created under the Employee Allocation Agreement by 1/0 Capital employees working on behalf of Better Home & Finance belongs to Better Home & Finance. Any suit, action or proceeding arising out of or in connection with the Employee Allocation Agreement is subject to arbitration. The term of the Employee Allocation Agreement will continue in perpetuity. The services provided by 1/0 Capital are not integral to Better Home & Finance’s technology platform and amounts incurred are not material to Better Home & Finance. In connection with this agreement, the Company incurred gross expenses of $20 thousand and $0.5 million in the years ended December 31, 2023 and 2022, respectively. As part of the Employee Allocation Agreement, the Company may provide access to certain of its employees for use by 1/0 Capital, which reduced the amounts owed to 1/0 Capital by none and $18.2 thousand for the years ended December 31, 2023 and 2022, respectively. We paid 1/0 Capital fees and expenses associated with employees pursuant to the Employee Allocation Agreement of $20 thousand and $0.4 million for the years ended December 31, 2023 and 2022, respectively.
Better Mortgage Corporation ("Better Mortgage"), a wholly owned subsidiary of Better Home & Finance, originally entered into a data and analytics services agreement, dated as of August 25, 2016, with TheNumber, LLC ("TheNumber"), an entity in which our CEO and 1/0 Holdco collectively hold a majority ownership interest, amended as of December 6, 2016 and November 29, 2017. On September 10, 2021, Better Home & Finance and TheNumber entered into a technology integration and license agreement, which was amended and restated on November 12, 2021 and subsequently extended on January 1, 2023, to develop a consumer credit profile technology which is to be launched in three stages. The listed services provided by TheNumber are lead generation, market rate analysis, lead growth analysis, property listing analysis, automated valuation models, and financial risk analysis. Both parties agreed to jointly develop all aspects of this program, and the agreement provides for the utilization of TheNumber employees by Better Home & Finance. The fees and expenses we paid TheNumber in connection with this relationship are $0.8 million and $1.4 million for the years ended December 31, 2023 and 2022, respectively. The Company had a payable of $0.2 million and $0.2 million as of December 31, 2023 and 2022, respectively. The services provided by TheNumber are not integral to Better Home & Finance’s technology platform and amounts incurred are not material to Better Home & Finance.
On October 15, 2021, Better Mortgage and Notable Finance, LLC (“Notable”), an entity in which Vishal Garg and 1/0 Real Estate collectively hold a majority ownership interest, entered into a private label and consumer lending program agreement (the “2021 Notable Program Agreement”) to launch a “Better Home” program to provide home improvement lines of credit to qualified Better Mortgage borrowers. The program is intended to be used by qualified Better Home & Finance customers for home improvement purchases (the “Home Improvement Line of Credit”). This program required Notable to originate and service the loan and in consideration, Better Home & Finance paid Notable for each loan originated pursuant to the agreement. In connection with the 2021 Notable Program Agreement, Notable provided a branded prepaid card, similar to a gift card, which converts to an unsecured line of credit in certain circumstances.
For the years ended December 31, 2023 and 2022, we incurred $43.2 thousand and $98.2 thousand, respectively, of expenses under the agreement of which $65 thousand and $42.9 thousand are included within mortgage platform expenses and negative $21.8 thousand and $55.3 thousand are included within marketing and advertising expenses on the consolidated statements of operations and comprehensive loss and a payable of none and $15.0 thousand included within other liabilities on the consolidated balance sheets as of December 31, 2023, and 2022, respectively.
On January 14, 2022, Better Trust I, a subsidiary of Better Home & Finance, entered into a master loan purchase agreement (the “Notable MLPA”) and service agreement with Notable in relation to the Better Home program to purchase from Notable up to $20.0 million of unsecured home improvement loans underwritten and originated by Notable for Better Home & Finance’s customers, respectively. Under the Notable MLPA, Notable originated home improvement loans, all of which Notable made available for purchase by Better Home & Finance. No additional cost outside the sale of the loan was contemplated by the Notable MLPA. For the years ended December 31, 2023, and 2022, Better Home & Finance paid Notable $6.3 million and $8.3

Better Home & Finance Holding Company 2024 Proxy Statement	37

Certain Relationships and Related Party Transactions
million, respectively, pursuant to this Notable MLPA.
On September 12, 2022, the 2021 Notable Program Agreement was amended and replaced (the “2022 Notable Program Agreement”) to provide for a structure in which Notable originates, funds, and services the loans and Better Home & Finance pays Notable for each loan originated. Under the 2022 Notable Program Agreement, Better Home & Finance markets Notable’s products to customers through special offers and rewards for customers in a referral-based partnership rather than the fully-integrated loan purchase relationship provided for under the Notable MLPA. While Better Home & Finance does not view any revenue generated directly from this marketing arrangement as material, Better Home & Finance believes that providing customers with access to the Better Home Improvement Line of Credit has conversion benefits, where customers could be more likely to get a mortgage, real estate services, or insurances services through Better Home & Finance if they are offered this product concurrently. The 2022 Notable Program Agreement enables Better Home & Finance to offer this product without requiring significant internal operational resources or balance sheet capacity. The term of the 2022 Notable Program Agreement is one year subject to an auto-renewal for a second year if not terminated within 90 days prior to its renewal. The services provided by Notable are not integral to Better Home & Finance’s technology platform and amounts incurred are not material to Better Home & Finance.
Better Home & Finance is a party to a data analytics services agreement with Zethos, Inc. (“Truework”), an entity in which Vishal Garg, our CEO, is an investor and Steven Sarracino, a director of the Company, is an investor and serves as a member of the board of directors. Under the data analytics services agreement, Truework provides digital Verification of Employment (“VOE”) and Verification of Income (“VOI”) services to Better Home & Finance during the mortgage loan origination process to confirm the employment and income of borrowers seeking a mortgage. This is data required for underwriting mortgages to the specifications of Fannie Mae, Freddie Mac and private loan purchasers. These data services are standard product offerings of Truework, which they offer to a number of mortgage lenders. Truework is one of multiple vendors Better Home & Finance uses for VOE and VOI services. Better Home & Finance originally entered into the data services agreement in June 2020, and amended the agreement in October 2021 to run until September 30, 2023. In connection with usage of the services, the Company incurred expenses of $145.9 thousand and $0.5 million for the years ended December 31, 2023 and 2022, respectively, and a payable of $6.7 thousand and $16.2 thousand as of December 31, 2023, and 2022, respectively.
Statement of Policy Regarding Transactions with Related Parties
The Company has adopted a written Related Party Transactions Policy that governs transactions with related parties in conformity with applicable SEC and Nasdaq requirements (the "Related Party Transactions Policy"). The Related Party Transactions Policy requires that a “related person” (as defined under Item 404(a) of Regulation S-K) must notify the Company's General Counsel (or, if the related person is the General Counsel or his or her immediate family member, the CFO) prior to entering into any “related party transaction” (defined as any transaction in which (i) the Company is or will be a participant, (ii) the amount involved will or may reasonably be expected to exceed the lesser of $120,000 or 1% of the average of the Company's total assets at year end for the prior two fiscal years and (iii) any related person has or will have a direct or indirect material interest) of the facts and circumstances with respect thereto. The Company's General Counsel, or CFO (if applicable), will then undertake an evaluation of the proposed transaction and, if such evaluation indicates that the proposed transaction would be a related party transaction and consequently requires approval by the Audit Committee, the General Counsel or CFO (if applicable) will report such proposed related party transaction and all relevant facts and circumstances to the Audit Committee for its consideration. No related party transaction may be entered into without the approval or ratification of the Audit Committee. The Related Party Transactions Policy provides that directors interested in a proposed related party transaction will not participate in any discussion or vote regarding approval, or ratification of approval, of such transaction.

38	Better Home & Finance Holding Company 2024 Proxy Statement

Proxy Procedures and Information About the Annual Meeting
Stockholders Entitled to Vote at the Annual Meeting
Our Board has established the record date for the 2024 Annual Meeting as April 8, 2024. Only holders of record of the Company’s Class A Common Stock and Class B Common Stock at the close of business on the record date are entitled to receive the Notice and vote at the 2024 Annual Meeting. On April 8, 2024, the Company had 392,522,531 shares of Class A Common Stock and 291,901,442 shares of Class B Common Stock outstanding.
In addition, on April 8, 2024, the Company had 71,877,283 shares of Class C Common Stock outstanding, which is not entitled to vote on the proposals to be considered at the 2024 Annual Meeting, but is convertible into Class A Common Stock on a one-for-one basis at the option of the holder. Holders of record of the Company's Class C Common Stock are entitled to receive the Notice of the 2024 Annual Meeting.
Voting Procedures
If you are a holder of record of the Class A Common Stock or Class B Common Stock, you may vote as set forth in the Notice, or as follows:
•Voting by Internet: Follow the instructions on www.proxyvote.com or at www.virtualshareholdermeeting.com/BETR2024.
•Voting by Telephone: Call 1-800-690-6903 and follow the instructions provided by the recorded message.
•Voting by Mail: If you receive a paper copy of the proxy materials, you may vote your shares by completing, signing, dating and returning the proxy card included in the printed proxy materials.
Your vote will be cast in accordance with the instructions authorized by Internet or telephone or included on a properly signed and dated proxy card, as applicable. We must receive your vote, either by Internet, telephone or proxy card, by 11:59 PM (Eastern Time) on Monday, June 3, 2024, the day before the 2024 Annual Meeting, for your vote to be counted.
Notice of Internet Availability of Proxy Materials
We are permitted to furnish proxy materials, including this Proxy Statement and our 2023 Annual Report, to our stockholders by providing access to such documents on the Internet at www.proxyvote.com instead of mailing printed copies. Our stockholders will not receive printed copies of the proxy materials unless they are requested.
Instead, the Notice will instruct you as to how you may access and review all of the proxy materials on the Internet. It will also instruct you as to how you may submit your proxy on the Internet. If you would like to receive a paper or e-mail copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice. If you receive more than one Notice, it generally means that some of your shares are registered differently or are in more than one account. Please provide voting instructions for each Notice you receive.

Better Home & Finance Holding Company 2024 Proxy Statement	39

Proxy Procedures and Information About the Annual Meeting
Voting Options; Quorum
The Board recommends a vote “FOR” each of the director nominees and "FOR" proposals 2, 3 and 4. Below is a summary of the vote required for adoption of each proposal and the respective effect of abstentions and broker non-votes. For more detailed information, see each respective proposal.

Proposal	Vote Required for Adoption	Abstentions	Broker Non-Votes
Election of Directors	Votes FOR a nominee must exceed votes AGAINST.	Not counted as votes cast. No impact on outcome.	Not counted as votes cast. No impact on outcome.
Approval of Amendments to Our Amended and Restated Certificate of Incorporation to Effect one or more Reverse Stock Splits	Votes FOR the proposal by the holders of a majority of voting power of shares of Class A Common Stock and Class B Common Stock.	Not counted as a vote cast. Impact is the same as a vote AGAINST.	Not counted as a vote cast. Impact is the same as a vote AGAINST.
Approval of an Amendment to Our Amended and Restated Certificate of Incorporation to Permit Officer Exculpation	Votes FOR the proposal by the holders of a majority of voting power of shares of Class A Common Stock and Class B Common Stock.	Not counted as a vote cast. Impact is the same as a vote AGAINST.	Not counted as a vote cast. Impact is the same as a vote AGAINST.
Ratification of Appointment of Deloitte as Independent Auditor for 2024	Votes FOR comprise a majority of voting power of shares present or represented by proxy and entitled to vote on the proposal.	Counted as shares present or represented by proxy and entitled to vote on the matter. Impact is the same as a vote AGAINST.	Not applicable for reason explained below.
The presence, in person or by proxy, of the holders of a majority of the voting power of the shares issued and outstanding and entitled to vote at the 2024 Annual Meeting constitutes a quorum. Abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum. A broker non-vote occurs when a nominee, such as a broker holding shares in “street name” for a beneficial owner, does not vote on a proposal because that nominee does not have discretionary voting power with respect to a proposal and has not received instructions from the beneficial owner. Under the rules of the New York Stock Exchange (“NYSE”), which are also applicable to Nasdaq-listed companies such as Better Home & Finance, brokers, banks and other securities intermediaries may use their discretion to vote “uninstructed” shares on matters considered to be “routine” under NYSE rules but not with respect to “non-routine” matters. We understand that Proposals 1 and 3 are considered “non-routine” under NYSE rules such that a broker, bank or other agent may not vote shares on those proposals in the absence of voting instructions. Conversely, we understand that Proposals 2 and 4 are considered “routine” under NYSE rules such that a broker, bank or other agent may vote shares on those proposals in the absence of voting instructions. However, even with respect to routine matters, some brokers may choose not to exercise discretionary voting authority. As a result, we urge you to direct your broker, trustee or other nominee how to vote your shares on all proposals to ensure that your vote is counted.
If you are a beneficial owner of shares held in "street name" by your broker, bank or other nominee, you should have received a voting instruction form with these proxy materials from your broker, bank or other nominee rather than from us. The voting deadlines and availability of telephone and Internet voting for beneficial owners of shares will depend on the voting processes of the broker, bank or other nominee that holds your shares. Therefore, we urge you to carefully review and follow the voting instruction form and any other materials that you receive from that organization. If you hold your shares of Better Home & Finance’s Common Stock in multiple accounts, you should vote your shares as described in each set of proxy materials you receive.
Each share of Class A Common Stock outstanding on the record date is entitled to one vote and each share of Class B Common Stock outstanding on the record date is entitled to three votes. As of the close of business on the record date, there were outstanding and entitled to vote 392,522,531 shares of Class A Common Stock and 291,901,442 shares of Class B Common Stock. Stockholders do not have the right to cumulate their votes for the election of directors. Except as otherwise required by applicable law or the Amended and Restated Certificate of Incorporation, holders of Class C Common Stock are not entitled to vote on any matter submitted to a vote of stockholders.
If you submit a proxy without giving voting instructions, your shares will be voted in accordance with the Board’s recommendations on all matters presented in this Proxy Statement, and as the persons named as proxies in the proxy card may determine in their discretion with respect to any other matters properly presented at the 2024 Annual Meeting.

40	Better Home & Finance Holding Company 2024 Proxy Statement

Proxy Procedures and Information About the Annual Meeting
Revocation of Proxies
Even if you voted by telephone or on the Internet, or if you requested paper proxy materials and signed the proxy card, you may revoke your proxy before it is voted at the 2024 Annual Meeting by delivering a signed revocation letter to Paula Tuffin, General Counsel, Chief Compliance Officer and Secretary. You may also revoke your proxy by submitting a new proxy dated later than your first proxy, or by a later-dated vote by telephone or on the Internet. If you are attending virtually and have previously mailed your proxy card, you may revoke your proxy and vote virtually at the 2024 Annual Meeting. Your attendance at the 2024 Annual Meeting will not by itself revoke your proxy. If you are a holder of shares held in street name by your broker and you have previously directed your broker to vote your shares, you should instruct your broker to change or revoke your vote if you wish to do so. If you are a holder of shares held in street name by your broker and wish to cast your vote in person at the 2024 Annual Meeting, you should obtain a proxy to vote your shares from your broker.
Solicitation of Proxies
Proxies may be solicited on behalf of our Board by mail or telephone, on the Internet or in person, and Better will pay the solicitation costs on behalf of the Company. The Notice will be supplied to brokers, dealers, banks and voting trustees, or their nominees, for the purpose of soliciting proxies from beneficial owners, and Better will reimburse those record holders for their reasonable expenses on behalf of the Company.
Broadridge Financial Solutions, Inc. has been retained by Better Home & Finance to facilitate the distribution of proxy materials at a customary fee plus distribution costs and other costs and expenses.
Additional Information
The 2023 Annual Report is filed with the SEC and may also be obtained via a link posted on the “Investor Relations” portion of our website, www.better.com. Copies of the 2023 Annual Report, or any exhibits thereto, will be sent within a reasonable time without charge upon written request to Better Home & Finance Holding Company, 3 World Trade Center, 175 Greenwich Street, New York, New York 10007, Attention: Corporate Secretary. References to our website or other links to our publications or other information are provided for the convenience of our stockholders. None of the information or data included on our websites or accessible at these links is incorporated into, and will not be deemed to be a part of, this Proxy Statement or any of our other filings with the SEC.
Other Business
Our Board is not aware of any other matters to be presented at the 2024 Annual Meeting. If any other matter proper for action at the meeting is properly presented, the holders of the accompanying proxy will have discretion to vote the shares represented by the proxy on such matter in accordance with their best judgment. If any matter not proper for action at the meeting should be presented, the holders of the proxy will vote against consideration of the matter or the proposed action.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting
We have sent or are sending the Notice, which indicates that that our proxy materials and 2023 Annual Report will be made available on the Internet at www.proxyvote.com. If you wish to receive paper or e-mail copies of any of these materials, please follow the instructions on your Notice.
Stockholder Communications with the Board
Stockholders and other interested parties who wish to contact our directors may send written correspondence to Better Home & Finance Holding Company, 3 World Trade Center, 175 Greenwich Street, New York, New York 10007, Attention: Corporate Secretary. Communications addressed to directors that discuss business or other matters relevant to the activities of our Board will be preliminarily reviewed by the Corporate Secretary and then distributed either in summary form or by delivering a copy of the communication to the director, or group of directors, to whom they are addressed.
Director Nominations
Directors may be nominated by the Board or by stockholders of the Company in accordance with the Bylaws. The Corporate Governance and Nominations Committee recommends to the Board criteria for Board membership, which includes the criteria in our Corporate Governance Guidelines, and when requested by the Board, recommends individuals for membership on the Board. Evaluations of candidates generally involve a review of background materials, internal discussions and interviews with selected candidates as appropriate. Nominees for director are selected on the basis of their business experience, qualifications, attributes and skills, such as relevant industry knowledge, specific experience with technology, accounting, finance, leadership, strategic planning, international markets, independence, judgment, integrity, diversity of backgrounds, the absence of potential conflicts with our interests and such other criteria as may be established by the Board from time to time. In addition, the Board considers, in light of our business, each director nominee's experience, qualifications, attributes and skills that are identified in the biographical information contained in "Proposal 1 - Election of Directors."

Better Home & Finance Holding Company 2024 Proxy Statement	41

Proxy Procedures and Information About the Annual Meeting
To nominate a person to serve on the Board, a stockholder should write to Better Home & Finance Holding Company, 3 World Trade Center, 175 Greenwich Street, New York, New York 10007, Attention: Corporate Secretary. Director nominations must be delivered to the Corporate Secretary in accordance with the Bylaws. This generally means the nomination must be delivered not later than the ninetieth (90th) day nor earlier than the one hundred and twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting, provided, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date of the preceding year’s annual meeting, the notice must be delivered not earlier than the one hundred and twentieth (120th) day prior to the date of such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to the date of such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by the Company. The nomination must contain any applicable information set forth in the Bylaws. The Corporate Governance and Nominations Committee will consider and evaluate persons nominated by stockholders in the same manner as it considers and evaluates other potential directors.
Proposals for 2025 Annual Meeting of Stockholders
The Company will review for inclusion in next year’s proxy statement stockholder proposals received by December 23, 2024. Such proposals must satisfy all applicable requirements of Rule 14a-8 of the Securities Exchange Act and should be sent to Paula Tuffin, General Counsel, Chief Compliance Officer and Secretary of the Company at Better Home & Finance Holding Company, 3 World Trade Center, 175 Greenwich Street, New York, New York 10007.
Stockholder proposals, including nominations for directors, not included in next year’s proxy statement may be brought before the 2025 annual meeting by a stockholder of the Company who is entitled to vote at the meeting, who has given a written notice to the General Counsel, Chief Compliance Officer and Secretary of the Company containing certain information specified in the Bylaws and who was a stockholder of record at the time such notice was given. To be timely for our 2025 annual meeting, such notice must be delivered to or mailed and received at the address in the preceding paragraph no earlier than February 4, 2025, and no later than March 6, 2025, except that if the 2025 annual meeting is held before May 5, 2025 or after August 3, 2025, such notice must be delivered at the address in the preceding paragraph no earlier than 120 days prior to the date of such annual meeting and not later than the close of business on the later of (i) the ninetieth day prior to the date of such annual meeting or (ii) the tenth day following the day on which a public announcement of the date of such annual meeting is first made.
Our Bylaws require that stockholder recommendations for nominees to the Board must include, among other things, the name of the nominee or nominees, information regarding the nominee or nominees that would be required to be included in solicitations or proxies for election of directors in an election contest and a consent signed by the nominee or nominees evidencing consent to be named in the proxy statement and willingness to serve on the Board, if elected. Stockholders who intend to submit nominations to the Board must comply with all provisions of our Bylaws and provide timely written notice thereof.
To comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice to the Company that sets forth the information required by Rule 14a-19 under the Exchange Act, with such notice being postmarked or transmitted electronically to Paula Tuffin, General Counsel, Chief Compliance Officer and Secretary of the Company at Better Home & Finance Holding Company, 3 World Trade Center, 175 Greenwich Street, New York, New York 10007 no later than March 6, 2025, or, if we change the date of our 2025 Annual Meeting by more than thirty days from the anniversary of the 2024 Annual Meeting, then no later than sixty days prior to our 2025 Annual Meeting or, if later, the tenth day following the day on which public announcement of the meeting date is made. In addition, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must also comply with the additional requirements of Rule 14a-19(b) under the Exchange Act.
Multiple Stockholders Sharing the Same Address
If a stockholder shares an address with one or more other Better stockholders, the stockholder may have received only a single copy of the 2023 Annual Report, Proxy Statement or Notice for the stockholder's entire household. This practice, known as “householding,” is intended to reduce printing and mailing costs.
Registered stockholders who prefer to receive a separate Annual Report, Proxy Statement or Notice this year or in the future, or who receive multiple copies at their address and would like to enroll in “householding” and receive a single copy, should contact Computershare at 800-736-3001. Written requests may be sent to Computershare Trust Company, N.A. by mail to P.O. Box 43006, Providence, RI 02940-3006 or by courier delivery to 150 Royall Street, Suite 101, Canton, MA 02021. Stockholders who are beneficial owners should contact their bank, brokerage firm or other intermediary to make such a request. There is no charge for separate copies.

42	Better Home & Finance Holding Company 2024 Proxy Statement

Proxy Procedures and Information About the Annual Meeting
2023 Annual Report
The 2023 Annual Report is being made available on or about April 22, 2024, to persons who were stockholders of record as of April 8, 2024, the record date for the 2024 Annual Meeting. These materials do not form part of the material for the solicitation of proxies.
By order of the Board,
General Counsel, Chief Compliance Officer and Secretary

New York, New York
April 22, 2024

Better Home & Finance Holding Company 2024 Proxy Statement	43

Appendix A - Certificate of Amendment (Reverse Stock Split)
CERTIFICATE OF AMENDMENT
TO THE
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
BETTER HOME & FINANCE HOLDING COMPANY
Better Home & Finance Holding Company (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, as amended (the “General Corporation Law”), does hereby certify that:
1.Section 4.1(a) of the Amended and Restated Certificate of Incorporation of the Corporation shall hereby be amended and restated in its entirety as follows:
“(a) As of the Reverse Stock Split Effective Time (as defined below), the total number of shares of all classes of stock that the Corporation has authority to issue is [●] shares, consisting of four (4) classes: [●] shares of Class A Common Stock, $0.0001 par value per share (“Class A Common Stock”), [●] shares of Class B Common Stock, $0.0001 par value per share (“Class B Common Stock”), [●] shares of Class C Common Stock, $0.0001 par value per share (“Class C Common Stock” and, together with the Class A Common Stock and the Class B Common Stock, the “Common Stock”) and 100,000,000 shares of Preferred Stock, $0.0001 par value per share (“Preferred Stock”).”
2.Article IV of the Amended and Restated Certificate of Incorporation of the Corporation shall hereby be amended and restated to insert at the end of Article IV after Section 4.3 thereof:
“4.4. Pursuant to the General Corporation Law, at [●] Eastern Time on the date of filing this Certificate of Amendment (the “Reverse Stock Split Effective Time”), (a) each [●] shares of Class A Common Stock issued and outstanding immediately prior to the Reverse Stock Split Effective Time shall be combined into one validly issued, fully paid and non-assessable share of Class A Common Stock, (b) each [●] shares of Class B Common Stock issued and outstanding immediately prior to the Reverse Stock Split Effective Time shall be combined into one validly issued, fully paid and non-assessable share of Class B Common Stock and (c) each [●] shares of Class C Common Stock issued and outstanding immediately prior to the Reverse Stock Split Effective Time shall be combined into one validly issued, fully paid and non-assessable share of Class C Common Stock, in each case, without any further action by the Corporation or the holder thereof, subject to the treatment of fractional share interests as described below (the “Reverse Stock Split”). No fractional shares shall be issued in connection with the Reverse Stock Split. In lieu of fractional shares of Class A Common Stock, Class B Common Stock or Class C Common Stock, the Corporation’s transfer agent shall aggregate all fractional shares thereof, convert any shares of Class B Common Stock or Class C Common Stock to Class A Common Stock and sell all such shares as Class A Common Stock as soon as practicable after the Reverse Stock Split Effective Time at the then-prevailing prices on the open market, on behalf of those stockholders who would otherwise be entitled to receive a fractional share of Class A Common Stock, Class B Common Stock or Class C Common Stock, and after the transfer agent’s completion of such sale, such stockholders shall receive a cash payment (without interest) from the transfer agent in an amount equal to their respective pro rata shares of the total net proceeds of that sale.”
3.The foregoing amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law.
IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed and acknowledged on its behalf by its duly authorized officer as of this [●] day of [●], 2024.

44	Better Home & Finance Holding Company 2024 Proxy Statement

BETTER HOME & FINANCE HOLDING COMPANY

By:
Name:
Title:

Better Home & Finance Holding Company 2024 Proxy Statement	45

Appendix B - Certificate of Amendment (Officer Exculpation)
CERTIFICATE OF AMENDMENT
TO THE
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
BETTER HOME & FINANCE HOLDING COMPANY
Better Home & Finance Holding Company (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, as amended (the “General Corporation Law”), does hereby certify that:
1.Section 9.1 of the Amended and Restated Certificate of Incorporation of the Corporation shall hereby be amended and restated in its entirety as follows:
“Section 9.1    Director and Officer Liability. To the fullest extent permitted by law, no director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer. Without limiting the effect of the preceding sentence, if the General Corporation Law is hereafter amended to authorize the further elimination or limitation of the liability of a director or officer, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law, as so amended.”
2.The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law.
IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed and acknowledged on its behalf by its duly authorized officer as of this [●] day of [●], 2024.

BETTER HOME & FINANCE HOLDING COMPANY

By:
Name:
Title:

46	Better Home & Finance Holding Company 2024 Proxy Statement

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLYTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V47181-P07795 1b. Vishal Garg 1a. Harit Talwar 1e. Prabhu Narasimhan 1c. Michael Farello 1d. Arnaud Massenet 1f. Steven Sarracino 1g. Riaz Valani 2. Approval of one or more amendments to the Company's Amended and Restated Certificate of Incorporation to effect one or more reverse stock splits of the Company’s Class A Common Stock, Class B Common Stock and Class C Common Stock at a ratio ranging from any whole number between 1-for-2 and 1-for-100 and in the aggregate not more than 1-for-100, inclusive, as determined by the Board in its discretion, subject to the Board's authority to abandon such amendments. 3. Approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to permit for officer exculpation to the extent permitted under Delaware law. 4. Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2024. For Against Abstain For Against Abstain ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !! BETTER HOME & FINANCE HOLDING COMPANY The Board of Directors recommends you vote FOR the following proposals: BETTER HOME & FINANCE HOLDING COMPANY 3 WORLD TRADE CENTER 175 GREENWICH STREET, 57TH FLOOR NEW YORK, NY 10007 Nominees: 1. Election of Directors Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. NOTE: In their discretion, upon such other business as may properly come before the meeting or any adjournment thereof. The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted FOR the election of all nominees for the Board of Directors listed in Item 1 and FOR Items 2, 3 and 4. If any other matters properly come before the meeting, the person named in this proxy will vote in their discretion. ! !! VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/BETR2024 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SCAN TO VIEW MATERIALS & VOTEw

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com. V47182-P07795 BETTER HOME & FINANCE HOLDING COMPANY ANNUAL MEETING OF STOCKHOLDERS JUNE 4, 2024 12:00 PM ET THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The stockholder(s) hereby appoint(s) Kevin Ryan and Paula Tuffin, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of BETTER HOME & FINANCE HOLDING COMPANY that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 12:00 p.m., Eastern Time, on Tuesday, June 4, 2024, virtually at www.virtualshareholdermeeting.com/BETR2024, and any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, FOR PROPOSAL 2, FOR PROPOSAL 3 AND FOR PROPOSAL 4. Continued and to be signed on reverse side